Exhibit 99.1

This document is important and requires your immediate attention. If you are in any doubt as to how to deal with it, you should consult with your investment dealer, broker, lawyer or other professional advisors. This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. If you have questions, you may contact VersaBank’s proxy solicitation and information agent, Kingsdale Shareholder Services, by telephone at 1-877-659-1819 (toll free in North America) or 1-416-867-2272 (collect outside North America) or by email at contactus@kingsdaleshareholder.com.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held on December 30, 2016

and

MANAGEMENT INFORMATION CIRCULAR

with respect to an amalgamation involving

VERSABANK

and

PWC CAPITAL INC.

The Board of Directors unanimously recommends that you vote

FOR

the Amalgamation Resolution

November 22, 2016

November 22, 2016

Dear VersaBank Shareholder:

The board of directors of VersaBank (“VersaBank”) invites you to attend a special meeting (the “VersaBank Meeting”) of the holders (collectively, the “VersaBank Shareholders”) of common shares of VersaBank (the “VersaBank Common Shares”), non-cumulative 5-year rate reset preferred shares, series 1 of VersaBank (the “VersaBank Series 1 Preferred Shares”) and non-cumulative 6-year rate reset preferred shares, series 3 of VersaBank (the “VersaBank Series 3 Preferred Shares”, together with the VersaBank Common Shares and the VersaBank Series 1 Preferred Shares, the “VersaBank Shares”) to be held at 11:30 a.m. (Toronto time) on December 30, 2016, at the offices of Stikeman Elliott LLP, 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, Canada.

At the VersaBank Meeting, VersaBank Shareholders will be asked to consider and, if deemed advisable, to pass a special resolution (the “Amalgamation Resolution”). The Amalgamation Resolution will approve the amalgamation (the “Amalgamation”) of VersaBank and PWC Capital Inc. (“PWC”) following which the amalgamated entity will continue as “VersaBank” (the “Bank”).

We are looking forward to the Amalgamation of VersaBank and PWC and the opportunities it will provide to the Bank in the future. As we discuss in greater detail in the accompanying management information circular (the “VersaBank Circular”), it is anticipated that the Amalgamation will benefit VersaBank, and you as its shareholder, in a variety of significant respects, including (among others):

•                  Simplified corporate and capital structure;

•                  Improved liquidity; and

•                  Improved access to capital markets.

The accompanying notice of special meeting (the “VersaBank Notice of Special Meeting”), the VersaBank Circular and Joint Disclosure Booklet (the “Joint Disclosure Booklet”) contain a detailed description of the Amalgamation and set forth the actions to be taken at the VersaBank Meeting. You should carefully consider all of the information in the VersaBank Notice of Special Meeting, the VersaBank Circular and the Joint Disclosure Booklet and consult your financial, legal or other professional advisors if you require assistance.

The board of directors of VersaBank (the “VersaBank Board”), after consultation with its financial and legal advisors, and on the unanimous recommendation of the independent committee of the VersaBank Board (the “VersaBank Independent Committee”), has determined that the Amalgamation is in the best interests of VersaBank and fair to VersaBank Shareholders and unanimously recommends that VersaBank Shareholders vote FOR the Amalgamation Resolution. The determination of the VersaBank Independent Committee and the VersaBank Board is based on various factors described more fully in the accompanying VersaBank Circular and the Joint Disclosure Booklet.

Your vote is important regardless of how many VersaBank Shares you own. If you are a registered holder of VersaBank Shares (a “Registered VersaBank Shareholder”), to vote your VersaBank Shares at the VersaBank Meeting, you can either return a duly completed and executed form of proxy to the Toronto office of Computershare Investor Services Inc. by hand or by mail at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department or you can vote by telephone, on the Internet or by fax, in each case in accordance with the enclosed instructions, by no later than 11:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the VersaBank Meeting is adjourned or postponed). If you hold VersaBank Shares through a broker, investment dealer, bank, trust company or other intermediary

(a “Beneficial VersaBank Shareholder”), you should follow the instructions provided by your intermediary to ensure your vote is counted at the VersaBank Meeting. The time limit for deposit of proxies may be waived or extended by the Chair of the VersaBank Meeting at his or her discretion, without notice.

To be effective, the Amalgamation Resolution must be approved by a resolution passed at the VersaBank Meeting by not less than 66 2/3% of the votes cast by the holders of VersaBank Shares, voting together as a single class.

The Amalgamation is also subject to certain other conditions, including the receipt of the approval from the Minister of Finance (Canada). The Amalgamation is also subject to other customary closing conditions, including the approval of the TSX.

If the necessary approvals, including the approval of the VersaBank Shareholders at the VersaBank Meeting and all required regulatory approvals, are obtained, it is currently anticipated that the Amalgamation will be completed in the first quarter of calendar 2017.

If you have any questions or need assistance in your consideration of the Amalgamation or with the completion and delivery of your proxy, please contact VersaBank’s proxy solicitation and information agent, Kingsdale Shareholder Services, at 1-877-659-1819 (toll free in North America) or 1-416-867-2272 (collect outside North America) or by email at contactus@kingsdaleshareholder.com.

On behalf of VersaBank, I would like to thank all of our VersaBank Shareholders for their continuing support.

Yours very truly,

(Signed) “Colin E. Litton”

Colin E. Litton
Director and Chair of the VersaBank Independent Committee

VERSABANK

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting (the “VersaBank Meeting”) of the holders (“VersaBank Shareholders”) of common shares (the “VersaBank Common Shares”), non-cumulative 5-year rate reset preferred shares, series 1 (the “VersaBank Series 1 Preferred Shares”) and non-cumulative 6-year rate reset preferred shares, series 3 (the “VersaBank Series 3 Preferred Shares”, together with the VersaBank Common Shares and the VersaBank Series 1 Preferred Shares, the “VersaBank Shares”) of VersaBank (“VersaBank”) will be held at 11:30 a.m. (Toronto time) on December 30, 2016, at the offices of Stikeman Elliott LLP, 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, Canada, for the following purposes:

1.                                      to consider and, if deemed advisable, to pass a special resolution (the “Amalgamation Resolution”) approving the amalgamation (the “Amalgamation”) of VersaBank with PWC Capital Inc. (“PWC”) pursuant to Section 228 of the Bank Act (Canada) pursuant to which VersaBank Common Shares and the issued and outstanding common shares of PWC will become common shares of the amalgamated entity, “VersaBank” (following the Amalgamation, the “Bank”), and the VersaBank Series 1 Preferred Share and VersaBank Series 3 Preferred Share will become series 1 preferred shares and series 3 preferred shares of the Bank, respectively. The full text of the Amalgamation Resolution is set forth in Appendix B to the accompanying management information circular (the “VersaBank Circular”); and

2.                                      to transact such other business as may properly come before the VersaBank Meeting or any postponement or adjournment thereof.

Specific details of the matters proposed to be put before the VersaBank Meeting are set forth in the VersaBank Circular and the Joint Disclosure Booklet (the “Joint Disclosure Booklet”) which accompany and are deemed to form part of this VersaBank Notice of Special Meeting.

VersaBank Shareholders are entitled to vote at the VersaBank Meeting in person or by proxy with each VersaBank Common Share, VersaBank Series 1 Preferred Share, and VersaBank Series 3 Preferred Share entitling the holder thereof to one vote at the VersaBank Meeting. The board of directors of VersaBank (the “VersaBank Board”) has fixed November 23, 2016 (the “Record Date”), as the record date for determining the VersaBank Shareholders who are entitled to receive notice of and vote at the VersaBank Meeting. Only the VersaBank Shareholders whose names have been entered in the registers of VersaBank as at the close of business on the Record Date will be entitled to receive notice of and vote at the VersaBank Meeting.

If you are a registered VersaBank Shareholder, to ensure that your vote is recorded, please return the enclosed form of proxy in the envelope provided for that purpose, properly completed and duly signed, to Computershare Investor Services Inc. in accordance with the instructions provided in the proxy, by no later than 11:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the PWC Meeting is adjourned or postponed), whether or not you plan to attend the VersaBank Meeting. The time limit for deposit of proxies may be waived or extended by the Chair of the VersaBank Meeting at his or her discretion, without notice.

If you hold your VersaBank Shares through a broker, investment dealer, bank, trust company or other intermediary, you should follow the instructions provided by your intermediary to ensure your vote is counted at the VersaBank Meeting.

The voting rights attached to VersaBank Shares represented by a proxy in the enclosed form of proxy will be voted in accordance with the instructions indicated thereon. If no instructions are provided in proxies given in favour of management nominees, the voting rights attached to such VersaBank Shares will be voted FOR the Amalgamation Resolution.

A registered VersaBank Shareholder may revoke a proxy:

(a)                                 by an instrument in writing executed by the VersaBank Shareholder or by an attorney in writing or, if the VersaBank Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited:

(i)                               at the registered office of VersaBank at any time up to and including the last business day preceding the date of the VersaBank Meeting or any postponement or adjournment thereof; or

(ii)                            with the chair of the VersaBank Meeting on December 30, 2016 or any postponement or adjournment of the VersaBank Meeting; or

(b)                                 in any other manner permitted by law.

A beneficial VersaBank Shareholder who has given voting instructions to a broker or other intermediary may revoke such voting instructions by giving written notice to the intermediary. However, a broker or other intermediary may be unable to take any action on the revocation if such revocation is not provided sufficiently in advance of the VersaBank Meeting or any adjournment or postponement thereof.

If you have any questions or need assistance in your consideration of the Amalgamation Resolution or with the completion and delivery of your proxy, please contact VersaBank’s proxy solicitation and information agent, Kingsdale Shareholder Services, at 1-877-659-1819 (toll free in North America) or 1-416-867-2272 (collect outside North America) or by email at contactus@kingsdaleshareholder.com.

DATED this 22nd day of November, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Colin E. Litton”

Colin E. Litton
Director and Chair of the VersaBank Independent Committee

TABLE OF CONTENTS

GENERAL QUESTIONS AND ANSWERS	1
MANAGEMENT INFORMATION CIRCULAR	7
INFORMATION CONCERNING THE MEETING	13
PARTICULARS OF THE AMALGAMATION	18
RISK FACTORS	38
VERSABANK SHARE CERTIFICATES	41
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	42
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	44
STATUTORY RIGHTS	45
AUDITORS, TRANSFER AGENT AND TRUSTEE	46
OTHER INFORMATION AND MATTERS	46
LEGAL MATTERS	46
INTERESTS OF EXPERTS	46
ADDITIONAL INFORMATION	46
APPROVAL OF DIRECTORS	47
CONSENT OF RBC DOMINION SECURITIES INC.	48

ADDENDA

APPENDIX A  GLOSSARY OF TERMS

APPENDIX B  AMALGAMATION RESOLUTION

APPENDIX C  RBC FAIRNESS OPINION

v

GENERAL QUESTIONS AND ANSWERS

The following are some questions that you, as a VersaBank Shareholder, may have regarding the Amalgamation, and brief answers to those questions. You are urged to carefully read this VersaBank Circular, including its appendices, the Joint Disclosure Booklet and the other documents incorporated by reference and referred to in this VersaBank Circular and the Joint Disclosure Booklet in their entirety because this section may not provide all of the information that is important to you with respect to the Amalgamation. Additional important information is contained in the addenda to, and the documents incorporated by reference into, this VersaBank Circular and the Joint Disclosure Booklet. Certain capitalized terms used in this “General Questions and Answers” section are defined in the “Glossary of Terms” which is attached as Appendix A hereto.

Q.                                             What is the proposed Amalgamation?

A.                                              At the VersaBank Meeting, VersaBank Shareholders will be asked to consider and, if deemed advisable, to pass a special resolution (the “Amalgamation Resolution”) approving the amalgamation (the “Amalgamation”) of VersaBank with PWC Capital Inc. (“PWC”) pursuant to Section 228 of the Bank Act (Canada) pursuant to which:

(a)                                 VersaBank Common Shares and the issued and outstanding common shares of PWC will become common shares of the amalgamated entity, “VersaBank” (following the Amalgamation, the “Bank”); and

(b)                                 the VersaBank Series 1 Preferred Share and VersaBank Series 3 Preferred Share will become series 1 preferred shares and series 3 preferred shares of the Bank, respectively.

The Amalgamation is the result of a strategic review process conducted by VersaBank under the supervision of the VersaBank Independent Committee and the VersaBank Board which received advice from experienced financial and legal advisors throughout the course of the process. After review of the other strategic opportunities reasonably available to VersaBank, including the results of VersaBank having sought expressions of interest for its sale to a third party, as described below under “Particulars of the Amalgamation — Background to the Amalgamation”, in each case taking into account the potential benefits, risks and uncertainties associated with those other opportunities, the VersaBank Independent Committee and the VersaBank Board believes that the Amalgamation represents the best available alternative for VersaBank.

Q.                                             How does the board of directors of VersaBank recommend that I vote?

A.                                              The VersaBank Board unanimously recommends that VersaBank Shareholders vote FOR the Amalgamation Resolution. After careful consideration and taking into account, among other things, the RBC Fairness Opinion, and the recommendation of the VersaBank Independent Committee, the VersaBank Board, after receiving legal and financial advice, has unanimously determined that the Amalgamation is in the best interests of VersaBank and fair to VersaBank Shareholders.

Q.                                             What are the anticipated benefits of the Amalgamation?

A.                                                In the course of the evaluation of the Amalgamation by the VersaBank Independent Committee and the VersaBank Board, the VersaBank Independent Committee and the VersaBank Board

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call

Kingsdale Shareholder Services at 1-877-659-1819, or 1-416-867-2272, or email at contactus@kingsdaleshareholder.com consulted with its senior management, its financial advisor, RBC, and considered a number of factors, including, among others, the following:

(a)                                 Simplified Corporate and Capital Structure. PWC is a holding company that currently owns approximately 62.8% of the outstanding VersaBank Common Shares. The proposed Amalgamation will result in a simplified corporate and capital structure for the combined enterprise which is expected to enable the Bank to further unlock value for its shareholders.

(b)                                 Improved Liquidity. VersaBank Common Shareholders, other than PWC, currently represent only approximately 37.2% of the outstanding VersaBank Common Shares. It is therefore anticipated that the liquidity of the Bank Common Shares will be improved after giving effect to the Amalgamation, including the conversion of PWC Common Shares to Bank Common Shares and the cancellation of VersaBank Common Shares currently owned by PWC upon completion of the Amalgamation.

(c)                                  Improved Access to Capital Markets. The Bank is expected to have better access to third-party investors who will be more attracted to the Bank’s simplified corporate and capital structure and improved liquidity as compared to VersaBank prior to the Amalgamation.

(d)                                 Business of the Bank. Except as otherwise described in this VB Circular, following the completion of the Amalgamation, the business, operations (including management) or assets of the Bank will be substantially the same as those of VersaBank prior to the Amalgamation.

(e)                                  Incremental Net Assets of PWC. The Amalgamation should permit the Bank to avail itself of certain net assets of PWC following the completion of the Amalgamation (the “Incremental Net Assets”, with such net assets being the assets and liabilities of PWC giving effect to completion of the Amalgamation, other than the VersaBank Common Shares owned directly or indirectly by PWC) which will be of assistance in achieving the Bank’s future business plans and growth initiatives. These include certain tax loss carry forwards of PWC that are currently of limited use to PWC, a holding company that does not have any taxable income, but should be available to the Bank following the Amalgamation. In addition, the Amalgamation will result in the Bank having ownership of the proprietary banking business and administrative software owned by PWC that is currently used by VersaBank in its operations.

(f)                                   Fairness Opinion. The VersaBank Board and the VersaBank Independent Committee received the RBC Fairness Opinion, which states that, as of September 12, 2016 and subject to the assumptions, limitations and qualifications set forth in the RBC Fairness Opinion, the Effective Consideration (as defined in the RBC Fairness Opinion) to be paid for the Incremental Net Assets under the Amalgamation is fair, from a financial point of view, to VersaBank. See “Particulars of the Amalgamation — RBC Fairness Opinion”.

(g)                                  Strategic Review Process. The Amalgamation is the result of a strategic review process conducted by VersaBank under the supervision of the VersaBank Independent Committee and the VersaBank Board which received advice from experienced financial and legal advisors throughout the course of the process. After review of the other strategic opportunities reasonably available to VersaBank, including the results of VersaBank having sought expressions of interest for its sale to a third party, as described above under “Particulars of the Amalgamation — Background to the Amalgamation”, in each case taking into account the potential benefits, risks and uncertainties associated with those other opportunities, the VersaBank Independent Committee and the VersaBank Board believes that the Amalgamation represents the best available alternative for VersaBank.

(h)                                 Required Securityholder and Regulatory Approvals. The VersaBank Board considered the following rights and approvals which protect VersaBank Shareholders:

•                  the Amalgamation Resolution must be approved by not less than 66 2/3% of the votes cast at the VersaBank Meeting by VersaBank Shareholders, voting as a single class; and

•                  the Amalgamation Agreement has received the approval of the Superintendent under section 222 of the Bank Act (Canada) and the Amalgamation must be approved by the Minister under section 228 of the Bank Act (Canada).

(i)                                     The Terms of the Pre-Amalgamation Agreement. Under the Pre-Amalgamation Agreement, the VersaBank Board remains able to respond, in accordance with its fiduciary duties, to unsolicited Acquisition Proposals that constitute or could reasonably be expected to constitute or lead to a Superior Proposal. In addition, no termination fee is payable by VersaBank in connection with the termination of the Pre-Amalgamation Agreement or the Amalgamation Agreement.

(j)                                    Effect of Amalgamation on VersaBank Shareholders. Pursuant to the Amalgamation, the VersaBank Shareholders will continue to hold shares with identical rights and privileges following the Amalgamation and no VersaBank Shareholder’s interests are terminated or amended as a result of the Amalgamation.

The foregoing is intended to be a summary of certain of the reasons the VersaBank Board, after consultation with its financial and legal advisors, and on the unanimous recommendation of the VersaBank Independent Committee, has determined that the Amalgamation is in the best interests of VersaBank and fair to VersaBank Shareholders, and unanimously recommends that holders of VersaBank Shares vote FOR their respective resolutions in connection with the Amalagamation.  See also “Particulars of the Amalgamation — Recommendation of the VersaBank Independent Committee”, “— Recommendation of the VersaBank Board”, “— Reasons for the Amalgamation”, “— RBC Fairness Opinion” and the full text of the RBC Fairness Opinion attached as Appendix C to this VersaBank Circular, “Forward-Looking Information” and “Risk Factors” among the other provisions of this VersaBank Circular.

Q.                                            What will holders of VersaBank Common Shares, VersaBank Series 1 Preferred Shares and VersaBank Series 3 Preferred Shares receive in the Amalgamation?

A.                                              Your shares will remain effectively unchanged. All VersaBank Common Shares, VersaBank Series 1 Preferred Shares and VersaBank Series 3 Preferred Shares will automatically become Bank Common Shares, Bank Series 1 Preferred Shares and Bank Series 3 Preferred Shares, respectively, on a one-for-one basis and without any further action required on your part.

Q.                                             What is required for the Amalgamation to become effective?

A.                                              The Amalgamation is subject to a number of conditions, including the following (among others):

(a)                                 the Amalgamation Resolution must be approved by not less than 66 2/3% of the votes cast at the VersaBank Meeting by VersaBank Shareholders entitled to vote thereat;

(b)                                 the PWC Securityholder Approvals must be obtained at the applicable PWC Meetings; and

(c)                                  the Amalgamation  must be approved by the Minister under section 228 of the Bank Act (Canada).

Q.                                             When do you expect the Amalgamation to be completed?

A.                                              If the necessary approvals, including the approval of the VersaBank Shareholders at the VersaBank Meeting, the approval of the PWC Securityholders at the PWC Meetings, and the Required Regulatory Approvals, are obtained, it is currently anticipated that the Amalgamation will be completed in the first quarter of calendar 2017.

Q.                                             Am I entitled to vote?

A.                                              Only VersaBank Shareholders who are holders of record as at November 23, 2016 (the “Record Date”) are entitled to receive notice of and vote at the VersaBank Meeting either in person or by proxy.

Q.                                             What is the quorum for the Special Meeting?

A.                                              Quorum for the VersaBank Meeting shall be present if VersaBank Shareholders representing at least 50% of the VersaBank Shares who are entitled to vote at the VersaBank Meeting are present in person or represented by proxyholders.

Q.                                             How can I vote?

A.                                              Registered VersaBank Shareholders as at the Record Date may attend the VersaBank Meeting to vote in person. If you are a Registered VersaBank Shareholder and do not plan to attend the VersaBank Meeting, you may vote by submitting a proxy form. You may receive more than one set of voting materials and multiple proxy forms if you hold multiple types of VersaBank Shares. If you receive multiple proxy forms, please complete, sign, date and return each proxy form that you receive or otherwise follow the voting instructions set forth in this VersaBank Circular to ensure that you vote every VersaBank Share that you hold. You should complete and return the proxy form accompanying this VersaBank Circular and the Joint Disclosure Booklet as instructed and by no later than 11:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the VersaBank Meeting is adjourned or postponed).

Registered VersaBank Shareholders may vote via any of the following ways:

•                  in person at the VersaBank Meeting;

•                  online at www.investorvote.com and entering the 15-digit control number found on the form of proxy you received;

•                  telephone by calling Computershare Investor Services Inc. at 1-866-732-8683; or

•                  mail your completed, signed form of proxy to:

Computershare Investor Services Inc.
Attention: Proxy Department
8th Floor, 100 University Avenue,
Toronto, ON M5J 2Y1

If you are a Beneficial VersaBank Securityholder, you will have received this VersaBank Circular and the Joint Disclosure Booklet from your Intermediary along with a voting instruction form. You may receive more than one set of voting materials and multiple proxy forms or voting instruction forms if you hold multiple types of VersaBank Shares. You are required to reach out to your intermediary to provide instructions as to how to vote your VersaBank Shares. If you receive multiple proxy forms or voting instruction forms, please complete, sign, date and return each proxy form or voting instruction form that you receive to ensure that you vote every VersaBank Share that you hold.

Beneficial VersaBank Shareholders may vote via any of the following ways:

•                  online at www.proxyvote.com and entering the 16-digit control number found on the voting instruction form you received;

•                  mail in your completed, signed voting instruction form, using the postage paid envelope included in your package; or

•                  telephone by calling your intermediary and providing your voting instructions.

Q.                                             Who votes my securities and how will they be voted if I return a form of proxy?

A.                                              The VersaBank Shares represented by proxies will be voted in favour or voted against the Amalgamation Resolution by the persons designated in the proxies in accordance with the direction of the VersaBank Shareholders appointing them. In the event that no specification is made in the proxies given in favour of management nominees, the VersaBank Shares represented by such proxies will be voted by the proxy nominees FOR the Amalgamation Resolution.

Q.                                             Can I appoint someone other than the individuals named in the enclosed form of proxy to vote my securities?

A.                                              Yes, you have the right to appoint the person of your choice, who does not need to be a VersaBank Shareholder, to attend and act on your behalf at the VersaBank Meeting. If you wish to appoint a person other than the names that appear, then strike out those printed names appearing on the form of proxy and insert the name of your chosen proxyholder in the space provided or submit another appropriate form of proxy permitted by law, and in either case, send or deliver the completed proxy to the offices of Computershare Investor Services Inc. before the above-mentioned deadline. IF YOU APPOINT A NON-MANAGEMENT

PROXYHOLDER PLEASE MAKE THEM AWARE AND ENSURE THEY WILL ATTEND THE MEETING FOR THE VOTE TO COUNT.

Q.                                             Can I revoke a proxy or voting instruction?

A.                                              A VersaBank Shareholder may revoke a proxy:

(a)                                 by an instrument in writing executed by the VersaBank Shareholder or by an attorney in writing or, if the VersaBank Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited:

(i)                      at the registered office of VersaBank at any time up to and including the last business day preceding the date of the VersaBank Meeting or any postponement or adjournment thereof; or

(ii)                   with the chair of the VersaBank Meeting on December 30, 2016 or any postponement or adjournment of the VersaBank Meeting; or

(b)                                 in any other manner permitted by law.

Q.                                             What do I need to do now?

A.                                              Carefully read and consider the information contained, and incorporated by reference into, this VersaBank Circular and the Joint Disclosure Booklet. You are required to make an important decision. If you have any questions about deciding how to vote, you should contact your own legal, tax, financial or other professional advisor. Your vote is important and you are encouraged to vote promptly.

Q.                                             What if I have other questions?

A.                                             VersaBank Shareholders that have questions regarding the Amalgamation or require further assistance are encouraged to contact the proxy solicitation and information agent, Kingsdale Shareholder Services, by: (i) telephone, toll-free in North America at 1-877-659-1819 or at 1-416-867-2272 outside of North America; or (ii) e-mail to contactus@kingsdaleshareholder.com.

MANAGEMENT INFORMATION CIRCULAR

This VersaBank Circular is furnished in connection with the solicitation of proxies by the management of VersaBank for use at the VersaBank Meeting to be held on December 30, 2016, at the place and time and for the purposes set forth in the accompanying VersaBank Notice of Special Meeting.

Information in this VersaBank Circular and the Joint Disclosure Booklet

The information contained in this VersaBank Circular and the Joint Disclosure Booklet is given as at November 18, 2016, except where otherwise noted and except that information in documents incorporated by reference is given as of the dates noted therein. No person has been authorized to give any information or to make any representation in connection with the Amalgamation and other matters described herein other than those contained in this VersaBank Circular and the Joint Disclosure Booklet and, if given or made, any such information or representation should be considered not to have been authorized by VersaBank or PWC.

This VersaBank Circular and the Joint Disclosure Booklet does not constitute the solicitation of an offer to purchase, or the making of an offer to sell, any securities or the solicitation of a proxy by any person in any jurisdiction in which such solicitation or offer is not authorized or in which the person making such solicitation or offer is not qualified to do so or to any person to whom it is unlawful to make such solicitation or offer.

Information contained in this VersaBank Circular and the Joint Disclosure Booklet should not be construed as legal, tax or financial advice and VersaBank Shareholders are urged to consult their own professional advisors in connection therewith.

Descriptions in this VersaBank Circular and the Joint Disclosure Booklet of the terms of the Pre-Amalgamation Agreement, the Amalgamation Agreement, and the RBC Fairness Opinion are summaries of the terms of those documents. VersaBank Shareholders should refer to the full text of each of these documents. The Amalgamation Agreement and the Pre-Amalgamation Agreement can be found under VersaBank’s profile on SEDAR. The RBC Fairness Opinion is appended to this VersaBank Circular as Appendix C. You are urged to carefully read the full text of these documents.

Information Pertaining to PWC

Certain information in this VersaBank Circular and the Joint Disclosure Booklet pertaining to PWC, including, but not limited to, information pertaining to PWC under “Information Concerning PWC”, which is attached as Schedule A in the Joint Disclosure Booklet has been furnished by PWC, or is derived from PWC’s publicly available documents or records on file with securities regulatory authorities and other public sources at the time of this VersaBank Circular. Although VersaBank does not have any knowledge that would indicate that such information is untrue or incomplete, neither VersaBank nor any of its directors or officers assume any responsibility for the accuracy or completeness of such information, or for the failure by PWC to disclose events or information that may affect the completeness or accuracy of such information.

For further information regarding PWC, please refer to its filings with securities authorities which may be obtained through the SEDAR website at www.sedar.com.

Forward-Looking Information

This VersaBank Circular, the Joint Disclosure Booklet, and the documents incorporated by reference in this VersaBank Circular or the Joint Disclosure Booklet, contain forward-looking information within the meaning of the applicable securities legislation that are based on expectations, estimates and projections as at the date of this VersaBank Circular and the Joint Disclosure Booklet or the dates of the documents incorporated by reference in this VersaBank Circular and the Joint Disclosure Booklet, as applicable. This forward-looking information includes but is not limited to statements and information concerning: the proposed Amalgamation of VersaBank and PWC; the covenants of VersaBank and PWC; the timing for the implementation of the Amalgamation and the potential risks and benefits of the Amalgamation; the likelihood of the Amalgamation being completed; receipt of the VersaBank Shareholder Approval, the PWC Securityholder Approval and the Required Regulatory Approvals; future growth and potential achievement of the Bank; waiver of conditions to the Amalgamation; trading price of securities of the Bank; board and management team of the Bank following the completion of the Amalgamation; statements made in, and based upon, the RBC Fairness Opinion; statements relating to the business, future activities of, and developments related to VersaBank and PWC after the date of this VersaBank Circular and the Joint Disclosure Booklet and prior to the Effective Time;  statements relating to the business, future activities of, and developments related to the Bank after the Effective Date; market position, and future financial or operating performance of the Bank; liquidity of the Bank’s securities; access to capital markets by the Bank; pro forma consolidated financial statements of the Bank and statements based on such financial statements; and other events or conditions that may occur in the future.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often but not always are accompanied by phrases such as ‘‘expects’’, ‘‘is expected’’, ‘‘anticipates’’, ‘‘plans’’, ‘‘budget’’, ‘‘scheduled’’, ‘‘forecasts’’, ‘‘estimates’’, ‘‘believes’’, “aims”, “endeavours”, “projects”, “continue”, “predicts”, “potential”, ‘‘intends’’, or the negative of these terms or variations of such words and phrases or stating that certain actions, events or results ‘‘may’’, ‘‘could’’, ‘‘would’’, ‘‘might’’, ‘‘will’’, “should”, be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information and are intended to identify forward-looking information.

This forward-looking information is based on the beliefs of VersaBank’s and PWC’s management, as the case may be, as well as on assumptions, which such management believes to be reasonable based on information currently available at the time such statements were made. However, there can be no assurance that the forward-looking information will prove to be accurate. Such assumptions and factors include, among other things, the satisfaction of the terms, covenants and conditions of the Pre-Amalgamation Agreement and the Amalgamation Agreement, including the approval of the Amalgamation by the Minister, and the receipt of the VersaBank Shareholder Approval, the PWC Securityholder Approvals and the Required Regulatory Approvals.

By its nature, forward-looking information is based on assumptions and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of VersaBank, PWC, or the Bank to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Forward-looking information is subject to a variety of risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by forward-looking information, including, without limitation: the Pre-Amalgamation Agreement and the Amalgamation Agreement may be terminated in certain circumstances; the terms of the Pre-Amalgamation Agreement and the Amalgamation Agreement in respect of restricting third parties from making an Acquisition Proposal; the certainty that all conditions precedent to the Pre-Amalgamation Agreement and the Amalgamation Agreement will be satisfied, or, if not satisfied, waived (or not waived) by either VersaBank or PWC, notably in respect of any conditions relating to the valid exercise of Dissent Rights; general business, economic, competitive, political, regulatory and social uncertainties; risks related to factors beyond the control of VersaBank or PWC; risks that VersaBank or PWC may not realize the benefits currently anticipated by the Amalgamation and other related transactions; the fact that VersaBank or PWC will incur costs even if the Amalgamation is not completed; risks related to the business of VersaBank or PWC before the Amalgamation; risks related to political developments and policy shifts; risks related to amendments to laws; risks related to the market value of VersaBank Shares and Bank Shares; or delays in obtaining the Required Regulatory Approvals. Additional risks and uncertainties regarding VersaBank are described in its management’s discussion and analysis of operations and financial condition for the year ended October 31, 2015 which is available on SEDAR at www.sedar.com.

Some of the important risks and uncertainties that could affect forward-looking information are described further in this VersaBank Circular, Joint Disclosure Booklet, and in other documents incorporated by reference in this VersaBank Circular or the Joint Disclosure Booklet. Although VersaBank has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. This forward-looking information is made as of the date of this VersaBank Circular and the Joint Disclosure Booklet, and other than as required by applicable Securities Laws, VersaBank assumes no obligation to update or revise them to reflect new events or circumstances.

Notice to VersaBank Shareholders in the United States

VersaBank is a Schedule I chartered bank organized under the laws of Canada. The solicitation of proxies involves securities of a Canadian issuer and is being effected in accordance with applicable corporate and securities laws in Canada and is not subject to the requirements of Section 14(a) of the Exchange Act, based on exemptions from the proxy solicitation rules for “foreign private issuers” (as such term is defined in Rule 3b-4 under the Exchange Act). VersaBank Shareholders should be aware that the requirements applicable to VersaBank under Canadian laws may differ from requirements under corporate and securities laws relating to corporations in other jurisdictions.

The Amalgamation involves the distribution of Bank Shares to VersaBank Shareholders in the United States in exchange for their VersaBank Shares. Each of VersaBank and PWC are entities incorporated and existing outside of the United States.  The Amalgamation is subject to the disclosure requirements of a foreign jurisdiction, which are different from those of the United States. The Bank Shares to be issued to VersaBank Shareholders in the United States pursuant to the Amalgamation have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and are being issued to VersaBank Shareholders in the United States in reliance on the exemption from registration set forth in Rule 802 under the U.S. Securities Act and exemptions provided under the securities laws of each applicable state of the United States.  Rule 802 under the U.S. Securities Act provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for securities of a foreign subject company where:

•                  the subject company (the Bank) is a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act;

•                  VersaBank Shareholders and PWC Securityholders in the United States hold no more than 10 percent (10%) of the securities that are the subject of the Amalgamation;

•                  VersaBank Shareholders and PWC Securityholders in the United States participate in the Amalgamation on terms at least as favourable as those offered to any other holder of the subject securities;

•                  an informational document in connection with the Amalgamation is published or disseminated to VersaBank Shareholders in the United States, complying with the disclosure requirements set forth in Rule 802 under the U.S. Securities Act, on a comparable basis to that provided to holders of the subject securities in the foreign subject company’s home jurisdiction; and

•                  the informational document, including any amendments thereto, is furnished to the United States Securities and Exchange Commission on Form CB together with a Form F-X  to appoint an agent for service of process in the United States.

This VersaBank Circular will be filed with the United States Securities and Exchange Commission on Form CB.

The Bank Shares to be issued pursuant to the Amalgamation will be unregistered “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act to the same extent and proportion that the securities exchanged by VersaBank Shareholders in the United States pursuant to the Amalgamation were restricted securities.

VersaBank Shareholders in the United States that hold VersaBank Shares that are not restricted securities under Rule 144 will receive Bank Shares that are unrestricted securities and such VersaBank Shareholders in the United States that are not deemed to be affiliates of the Bank after completion of the Amalgamation may freely re-sell their securities under U.S. securities laws.  As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer.  VersaBank Shareholders that hold VersaBank Shares that are restricted securities under Rule 144 will receive Bank Shares that are restricted securities under Rule 144.  Restricted securities may not be sold or transferred unless registered under the U.S. Securities Act or an exemption from registration is available.

VersaBank Shareholders in the United States that receive Bank Shares as part of the Amalgamation and that are affiliates of the Bank within 90 days before the Amalgamation or who will be affiliates of the Bank after the Amalgamation will be subject to restrictions on resale imposed by the U.S. Securities Act with respect to the Bank Shares issued pursuant to the Amalgamation.  These affiliates may not resell their Bank Shares unless such shares are registered under the U.S. Securities Act or an exemption from registration is available.  In general, under Rule 144 of the U.S. Securities Act, persons who are affiliates of the Bank after the Amalgamation will be entitled to sell in the United States, during any three month period, a portion of the Bank Shares that they receive in connection with the Amalgamation, provided that the number of such Bank Shares sold does not exceed one percent of the then outstanding class of Bank Shares subject to specific restrictions on manner of sale, notice requirements, aggregation rules and the availability of current public information about the Bank.

Subject to certain limitations, at any time that the Bank is a “foreign private issuer” (as defined in Rule 405 under the U.S. Securities Act), VersaBank Shareholders in the United States that receive Bank Shares as part of the Amalgamation and that are affiliates (solely by virtue of such holders status as an officer or director) of the Bank after the Amalgamation or of the Bank within 90 days before the Amalgamation may immediately resell the Bank Shares outside the United States without registration under the U.S. Securities Act pursuant to Regulation S. Generally, such persons may resell such securities in an “offshore transaction” if (i) no offer is made to a person in the United States; (ii) either (A) at the time the buyer’s buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer is outside the United States, or (B) the transaction is executed in, on or through a “designated offshore securities market” (which would include a sale through the TSX) if neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States; and (iii) neither the seller, any affiliate of the seller or any person acting on any of their behalf engages in any “directed selling efforts” in the United States.  For the purposes of Regulation S, “directed selling efforts” means “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered” in the resale transaction.  Certain additional restrictions will apply to a person who is an affiliate of the Bank after the Amalgamation or of the Bank within 90 days before the Amalgamation other than solely by virtue of such holders status as an officer or director.  The Bank is under no obligation to remain a foreign private issuer.

The Bank Common Shares issuable upon exercise of the VersaBank Options may not be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereof and the VersaBank Options may be exercised in the United States or for the account or benefit of a U.S. Person only pursuant to an available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. Prior to the issuance of Bank Common Shares upon exercise of the VersaBank Options, the Bank may require evidence (which may include in an opinion of counsel) reasonably satisfactory to the Bank to the effect that the issuance of such Bank Common Shares in the capital of the Bank do not require registration under the U.S. Securities Act or applicable state securities laws.

Bank Common Shares in the capital of the Bank received upon exercise of the VersaBank Options by VersaBank Option holders in the United States or who are U.S. Persons will be “restricted securities”, as such term is defined in Rule 144 under the U.S. Securities Act, and may not be resold unless such securities are registered under the U.S. Securities Act and all applicable state securities laws or unless an exemption from such registration requirements is available.

VersaBank Shareholders in the United States that receive Bank Shares as part of the Amalgamation are urged to consult with their own legal counsel to ensure that the resale of the Bank Shares complies with applicable securities legislation.

The enforcement of civil liabilities under the securities laws of other jurisdictions outside Canada may be affected adversely by the fact that VersaBank is organized under the laws of Canada, that all or substantially all of its assets are located in Canada and that all or substantially all of its directors and executive officers are residents of Canada. You may not be able to sue VersaBank or its directors or officers in a Canadian court for violations of foreign securities laws. It may be difficult to compel VersaBank to subject itself to a judgment of a court outside Canada. Accordingly, VersaBank Shareholders resident in the United States should not assume that Canadian courts: (a) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the securities laws of the United States or “blue sky” laws of any state within the United States or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the securities laws of the United States or “blue sky” laws of any state within the United States.

All financial statements incorporated by reference herein and in the Joint Disclosure Booklet have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Such financial statements may not be comparable to financial statements of United States companies.

THIS TRANSACTION AND THE SECURITIES ISSUABLE IN CONNECTION WITH THE TRANSASCTION HAVE  NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY, INCLUDING THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS ANY SECURITIES REGULATORY AUTHORITY, INCLUDING THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS VERSABANK CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.

VersaBank Shareholders who are foreign taxpayers should be aware that the Amalgamation described in this VersaBank Circular may have tax consequences both in Canada and such foreign jurisdiction. Such consequences for VersaBank Shareholders are not described in this VersaBank Circular. VersaBank Shareholders who are foreign taxpayers are advised to consult their tax advisors to determine the particular tax consequences to them of the Amalgamation contemplated in this VersaBank Circular.

Currency

All currency amounts referred to in this VersaBank Circular and the Joint Disclosure Booklet are in Canadian dollars, unless otherwise indicated.

Glossary of Terms

Certain terms used in this VersaBank Circular and the Joint Disclosure Booklet have the meanings set forth in Appendix A to this VersaBank Circular, unless such terms are defined elsewhere in this VersaBank Circular or the Joint Disclosure Booklet.

INFORMATION CONCERNING THE MEETING

Date, Time and Place of the VB Meeting

The VersaBank Meeting will be held at 11:30 a.m. (Toronto time) on December 30, 2016, at the offices of Stikeman Elliott LLP, 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, Canada, unless adjourned or postponed.

Purpose of the VB Meeting

At the VersaBank Meeting, VersaBank Shareholders will be asked to consider and, if deemed advisable, to pass the Amalgamation Resolution (a copy of which is attached as Appendix B to this VersaBank Circular) and such other business as may properly come before the VersaBank Meeting. As of the date of this VersaBank Circular and the Joint Disclosure Booklet, management of VersaBank knows of no other matter expected to come before the VersaBank Meeting, other than the vote on the Amalgamation Resolution.

VersaBank Shareholders Entitled to Vote

VersaBank Shareholders as at November 23, 2016 (the “Record Date”) are entitled to receive notice of and vote at the VersaBank Meeting. Quorum for the VersaBank Meeting shall be present if VersaBank Shareholders representing at least 50% of the VersaBank Shares who are entitled to vote at the VersaBank Meeting are present in person or represented by proxyholders. Only VersaBank Shareholders whose names have been entered in the registers of VersaBank as at the close of business on the Record Date will be entitled to receive notice of and vote at the VersaBank Meeting. VersaBank Shares held through a broker, investment dealer, bank, trust company or other Intermediary, will be voted by the registered holder thereof, in accordance with the instructions given by the beneficial holder of such VersaBank Shares to such Intermediary. No other shareholders are entitled to vote at the VersaBank Meeting other than VersaBank Shareholders. As of the Record Date, there were: (i) 20,095,065 VersaBank Common Shares outstanding; (ii) 1,461,460 VersaBank Series 1 Preferred Shares outstanding; and (iii) 1,681,320 VersaBank Series 3 Preferred Shares outstanding. Each VersaBank Common Share, VersaBank Series 1 Preferred Share, and VersaBank Series 3 Preferred Share entitles the holder thereof to one vote at the VersaBank Meeting.

To the best knowledge of VersaBank, as at the Record Date, no person or company beneficially owned, or exercised control or direction, directly or indirectly, over more than 10% of the VersaBank Common Shares, VersaBank Series 1 Preferred Shares, or VersaBank Series 3 Preferred Shares other than:

Name	Type of VersaBank Security	Number of Securities	Percentage of outstanding
PWC Capital Inc.	VersaBank Common Shares	12,615,219	62.8%

Solicitation of Proxies

This VersaBank Circular and Joint Disclosure Booklet are furnished to holders of VersaBank Common Shares, VersaBank Series 1 Preferred Shares, and VersaBank Series 3 Preferred Shares in connection with the solicitation of proxies by or on behalf of management of VersaBank for use at the VersaBank Meeting. It is expected that the solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally or by telephone by officers and directors and other representatives of VersaBank, as the case may be.

VersaBank has retained Kingsdale Shareholder Services (the “Proxy Solicitation and Information Agent”) to assist in the solicitation of proxies and may also retain other persons as it deems necessary to aid in the solicitation of proxies with respect to the VersaBank Meeting. VersaBank, PWC and the Proxy Solicitation and Information Agent entered into an engagement agreement with customary terms and conditions, which provides that the Proxy Solicitation and Information Agent will be paid a strategic advisory and proxy solicitation management fee of $150,000, plus out-of-pocket expenses, and a fee of $50,000 if the VersaBank Shareholder Approval and the PWC Securityholder Approvals is obtained. The costs related to the Proxy Solicitation and Information Agent will be borne by VersaBank and PWC. All other costs related to soliciting proxies and printing and mailing this VersaBank Circular and the Joint Disclosure Booklet in connection with the VersaBank Meeting will be borne by VersaBank. VersaBank intends to pay for Intermediaries to deliver proxy-related materials and the Form 54-101F7 (the request for voting instructions) to “objecting beneficial owners”, in accordance with NI 54-101.

Voting By Registered VersaBank Shareholders

The following instructions are for Registered VersaBank Shareholders only. If you are a Beneficial VersaBank Shareholder, please see “Information Concerning the Meeting - Voting by Beneficial VersaBank Shareholders” below and follow your Intermediary’s instructions on how to vote your VersaBank Shares.

You are a Registered VersaBank Shareholder if you have one or more VersaBank Share certificates and such VersaBank Share certificates are registered in your name. If you are a Registered VersaBank Shareholder, a proxy form has been mailed to you together with this VersaBank Circular and the Joint Disclosure Booklet. You may receive more than one set of voting materials and multiple proxy forms if you hold multiple types of VersaBank Shares. If you receive multiple proxy forms, please complete, sign, date and return each proxy form that you receive or otherwise follow the voting instructions set forth in this VersaBank Circular to ensure that you vote every VersaBank Share that you hold.

Voting in Person

Registered VersaBank Shareholders as at the Record Date who attend the VersaBank Meeting may vote in person. Registered VersaBank Shareholders as at the Record Date who plan to attend the VersaBank Meeting and wish to vote their VersaBank Shares in person, should not complete or return the form of proxy. Their votes will be taken and counted at the VersaBank Meeting. Such Registered VersaBank Shareholders are to register with the Transfer Agent upon their arrival at the VersaBank Meeting.

Voting by Proxy

If you are a Registered VersaBank Shareholder as at the Record Date but do not plan to attend the VersaBank Meeting, you may vote by using a proxy to appoint someone to attend the VersaBank Meeting as your proxyholder. You may receive more than one set of voting materials and multiple proxy forms if you hold multiple types of VersaBank Shares. If you receive multiple proxy forms, please complete, sign, date and return each proxy form that you receive or otherwise follow the voting instructions set forth in this VersaBank Circular to ensure that you vote every VersaBank Share that you hold.

You should complete and return the proxy form accompanying this PWC Circular as instructed and by no later than 11:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the PWC Meeting is adjourned or postponed). Either you, or your duly authorized attorney (the authorization must be in writing), must sign the proxy form. The time limit for deposit of proxies may be waived or extended by the Chair of the VersaBank Meeting at his or her discretion, without notice.

Appointment of Proxies

The persons named in the enclosed form of proxy are directors and officers of VersaBank. AS A VERSABANK SHAREHOLDER, YOU HAVE THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A VERSABANK SHAREHOLDER, AS YOUR NOMINEE TO ATTEND AND ACT FOR YOU ON YOUR BEHALF AT THE VERSABANK MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY. This right may be exercised by inserting such person’s name in the blank space provided in the form of proxy. Proxies are to be returned to Computershare Investor Services Inc. in accordance with the instructions provided on the form of proxy. IF YOU APPOINT A NON-MANAGEMENT PROXYHOLDER, PLEASE MAKE THEM AWARE AND ENSURE THEY WILL ATTEND THE VERSABANK MEETING FOR THE VOTE TO COUNT.

How do I Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the VersaBank Meeting. The persons named in the enclosed form of proxy are directors or officers of VersaBank. You are entitled to appoint a person (who need not be a VersaBank Shareholder) other than the individuals named in the enclosed form of proxy to represent such VersaBank Shareholder at the VersaBank Meeting. If you want to authorize a director or officer of VersaBank named in the enclosed form of proxy as your proxyholder, please leave the line near the top of the proxy form blank, as their names are pre-printed on the form. If you want to authorize another person as your proxyholder, fill in that person’s name in the blank space located near the top of the enclosed proxy form.  IF YOU APPOINT A NON-MANAGEMENT PROXYHOLDER, PLEASE MAKE THEM AWARE AND ENSURE THEY WILL ATTEND THE VERSABANK MEETING FOR THE VOTE TO COUNT.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the VersaBank Meeting, including any continuation of the VersaBank Meeting that may occur if the VersaBank Meeting is adjourned.

How Will a Proxyholder Vote?

VersaBank Shares represented by proxies will be voted in favour or voted against the Amalgamation Resolution by the persons designated in the proxies in accordance with the direction of the VersaBank Shareholders appointing them. In the event that no specification is made in the proxies, VersaBank Shares represented by proxies in favour of management nominees will be voted FOR the Amalgamation Resolution.

The enclosed form of proxy confers a discretionary authority upon the named persons with respect to amendments and variations to matters identified in the VersaBank Notice of Special Meeting, and with respect to other matters that may properly come before the VersaBank Meeting. At the time of the preparation of this VersaBank Circular and the Joint Disclosure Booklet, management of VersaBank knows of no such amendments, variations or other matters to come before the VersaBank Meeting. If, however, amendments, variations or other matters which are not now known to management of VersaBank should properly come before the VersaBank Meeting, VersaBank Shares represented by proxy will be voted by the persons named in the form of proxy in accordance with their best judgment.

How Do I Deposit a Proxy?

Registered VersaBank Shareholders are encouraged to complete the form of proxy and return it to Computershare Investor Services Inc. in accordance with the instructions provided in the proxy, whether or not you plan to attend the VersaBank Meeting.

How Do I Revoke My Proxy?

A proxy is only valid at the VersaBank Meeting in respect of which it is given or any postponement or adjournment thereof. A VersaBank Shareholder may revoke a proxy:

(a)                                 by an instrument in writing executed by the VersaBank Shareholder or by an attorney in writing or, if the VersaBank Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited:

(i)                               at the registered office of VersaBank at any time up to and including the last business day preceding the date of the VersaBank Meeting or any postponement or adjournment thereof; or

(ii)                            with the chair of the VersaBank Meeting on December 30, 2016 or any postponement or adjournment of the VersaBank Meeting; or

(b)                                 in any other manner permitted by law.

Voting By Beneficial VersaBank Shareholders

You are a Beneficial VersaBank Shareholder (as opposed to a Registered VersaBank Shareholder) if your VersaBank Shares are held on your behalf, or for your account, by an Intermediary, such as a broker, an investment dealer, a bank or a trust company. The information in this section is of significant importance to a substantial number of VersaBank Shareholders who do not hold their VersaBank Shares in their own name, but who hold their VersaBank Shares through an Intermediary.

If your VersaBank Shares are not registered in your name, then such VersaBank Shares will likely be registered in the name of your Intermediary. VersaBank Shares held by Intermediaries can only be voted for or against the Amalgamation Resolution upon the instructions of the Beneficial VersaBank Shareholder, therefore, your Intermediary is required to seek your instructions as to how to vote your VersaBank Shares. For that reason, if you are a Beneficial VersaBank Shareholder, you will have received this VersaBank Circular and the Joint Disclosure Booklet from your Intermediary along with a voting instruction form. You may receive more than one set of voting materials and multiple proxy forms or voting instruction forms if you hold multiple types of VersaBank Shares. If you receive multiple proxy forms or voting instruction forms, please complete, sign, date and return each proxy form or voting instruction form that you receive to ensure that you vote every VersaBank Share that you hold.

Every Intermediary has its own mailing procedures and provides its own return instructions, which Beneficial VersaBank Shareholders should follow closely in order to ensure that their VersaBank Shares are voted at the VersaBank Meeting. A Beneficial VersaBank Shareholder may have received from the Intermediary either a request for voting instructions or a form of proxy that is identical to the form of proxy provided to Registered VersaBank Shareholders; however, the purpose of the proxy is limited to instructing the Intermediary how to vote on behalf of the Beneficial VersaBank Shareholder. A BENEFICIAL VERSABANK SHAREHOLDER THAT RECEIVES A PROXY FROM AN INTERMEDIARY CANNOT USE THAT PROXY TO VOTE VERSABANK SHARES DIRECTLY AT THE VERSABANK MEETING. The proxy must be returned to the Intermediary well in advance of the VersaBank Meeting in order to have the VersaBank Shares voted.

A Beneficial VersaBank Shareholder who wishes to vote in person at the VersaBank Meeting or have its nominee vote in person at the VersaBank Meeting must provide the Intermediary with the appropriate documentation in order to be appointed as proxyholder. A Beneficial VersaBank Shareholder should contact the Intermediary to determine which documentation the Intermediary requires in order for it or its nominee to be appointed proxyholder. ONLY AFTER THE INTERMEDIARY APPOINTS THE BENEFICIAL VERSABANK SHAREHOLDER OR ITS NOMINEE AS A PROXYHOLDER CAN THAT BENEFICIAL VERSABANK SHAREHOLDER OR ITS NOMINEE VOTE SHARES DIRECTLY AT THE VERSABANK MEETING. IF YOU APPOINT A NON-MANAGEMENT PROXYHOLDER, PLEASE MAKE THEM AWARE AND ENSURE THEY WILL ATTEND THE VERSABANK MEETING FOR THE VOTE TO COUNT.

VersaBank may utilize the Broadridge QuickVote™ service to assist Beneficial VersaBank Shareholders with voting their VersaBank Shares over the telephone. Alternatively, Kingsdale Shareholder Services may contact such Beneficial VersaBank Shareholders to assist them with conveniently voting their VersaBank Shares directly over the phone. If you have any questions about the VersaBank Meeting, please contact Kingsdale Shareholder Services by telephone at 1-877-659-1819 (toll-free in North America) or 1-416-867-2272 (collect outside North America) or by email at contactus@kingsdaleshareholder.com.

PARTICULARS OF THE AMALGAMATION

Background to the Amalgamation

In late February 2016, having regard to PWC’s mid and long-term dividend and interest obligations, the PWC Board determined it prudent to consider its various strategic alternatives. Such strategic alternatives included, among other things, consideration of various financing and refinancing alternatives, if any; the possible sale of PWC’s principal asset, namely all or substantially all of the VersaBank Common Shares held by PWC; and a possible merger or other strategic transaction involving VersaBank.

On March 1, 2016, the PWC Board advised the VersaBank Board of its intention to consider its strategic alternatives. Given the implications to VersaBank of many of the strategic alternatives, arising from the fact that PWC currently owns approximately 62.8% of the outstanding VersaBank Common Shares, both the PWC Board and VersaBank Board determined and agreed that it would be in their respective best interests to cooperate in assessing their respective strategic alternatives, while independently considering any other such alternatives as may be available to them respectively.

To facilitate these efforts, and having regard to (among other things) the foregoing, each subsequently formed special committees of their respective independent directors. The VersaBank Independent Committee was comprised of Messrs. Litton, Hillier, Carter and Brabander. The PWC Independent Committee was initially comprised of Messrs. Wilson and Mitchell and, upon the expiry of Mr. Mitchell’s term as a director of PWC at the end of the 2016 annual general and special meeting of PWC Common Shareholders, Mr. Mitchell was replaced by Mr. Dagnone.

On March 2, 2016, the VersaBank Independent Committee retained RBC Dominion Securities Inc., a member company of RBC Capital Markets (“RBC”) as its independent financial advisor, and on March 9, 2016, retained Cassels Brock & Blackwell LLP (“CBB”) as its independent legal counsel. On or about March 8, 2016, the PWC Independent Committee likewise retained Crosbie & Company Inc. (“Crosbie”) as its independent financial advisor, and Borden Ladner Gervais LLP (“BLG”) as its independent legal counsel.

On March 7, 2016, VersaBank and PWC jointly announced that they had initiated a process to review strategic alternatives.

On March 11, 2016, a joint meeting of the VersaBank Independent Committee and PWC Independent Committee was held to discuss the process by which the entities would cooperate in exploring strategic alternatives, including in particular the exploration of third party interest in an acquisition of VersaBank.  Following this meeting, separate meetings of each of the VersaBank Independent Committee and PWC Independent Committee were held.

Following the announcement by VersaBank and PWC that they had initiated a process to review strategic alternatives, RBC contacted and held discussions with a broad range of parties in respect of a potential acquisition of VersaBank.  Interested parties that executed a non-disclosure agreement were provided with certain non-public information and an initial process letter, which invited each party to make a preliminary confidential non-binding expression of interest to RBC. Confidential non-binding expressions of interest from various interested parties were received in early June 2016.

During this same period, the VersaBank Independent Committee met on a number of occasions, and held numerous informal meetings and conversations, to continue its mandate. Similarly, the PWC Independent Committee met on a number of occasions, and held numerous informal meetings and conversations, to continue its mandate.

On June 13, 2016, the VersaBank Independent Committee and the PWC Independent Committee held a joint meeting to receive a presentation from RBC on the confidential non-binding expressions of interest received. Following this meeting, separate meetings of each of the VersaBank Independent Committee and PWC Independent Committee were held.

Between June 15 and June 19, 2016, the PWC Independent Committee and the PWC Board met formally and informally on a number of occasions to consider further the non-binding expressions of interest received. Ultimately, after careful consideration, and taking into consideration the advice of its financial advisors, including as to the unlikelihood that any of the interested parties would enhance their expressions of interest sufficiently to warrant pursuing a sale as a possible strategic alternative, and its understanding of the views of certain members of the George family in this regard, the PWC Independent Committee advised the PWC Board that it considered the consideration implied by the various confidential non-binding expressions of interest to be insufficient. Mr. Patrick George, also a director of PWC, on behalf of himself and certain of his family members who, directly or indirectly, beneficially own or control approximately 39.2% of the outstanding PWC Common Shares, advised that they were of a similar view and would similarly not be supportive of pursuing any such transaction.

On June 16, 2016, the VersaBank Independent Committee met to consider further the non-binding expressions of interest received. The VersaBank Independent Committee determined that it would be important to understand the perspective of PWC, the holder of approximately 62.8% of the outstanding VersaBank Common Shares, relative to the confidential expressions of interest before making any determination with respect thereto.

On June 20, 2016, the VersaBank Independent Committee and the PWC Independent Committee held a joint meeting. At this meeting, the PWC Independent Committee advised the VersaBank Independent Committee that it considered the consideration implied by the confidential non-binding expressions of interest insufficient, that Mr. George had come to a similar conclusion (speaking on behalf of himself and certain of his family members), and that they would therefore not be supportive of pursuing any such transaction. Each of the PWC Independent Committee and the VersaBank Independent Committee held separate meetings thereafter.

Having regard for the advice of the PWC Independent Committee as to the transactions contemplated by the confidential non-binding expressions of interest and that without the support of PWC no such transaction was capable of completion, and their common understanding as to the unlikelihood that any of the interested parties would sufficiently enhance its offered consideration, based on RBC’s assessment of the expressions of interest, both the PWC Independent Committee and the VersaBank Independent Committee concluded not to pursue such a strategic alternative at that time.

During the remainder of the summer of 2016, VersaBank and PWC continued to consider their various possible strategic alternatives with a view to achieving a result that would be in the best interests of each of the companies. PWC, in particular, considered possible transactions that should allow it to realize value for its other assets in addition to its VersaBank Common Shares. One of the alternatives considered was a transaction that should allow VersaBank to use the accumulated tax loss carry-forwards of PWC. PWC has tax loss carry-forwards that are potentially available to offset future taxable income. These tax loss carry-forwards are currently of limited use to PWC, a holding company that does not have any taxable income, but could be more efficiently utilized by VersaBank. Management ultimately determined that an amalgamation of PWC and VersaBank should enable the amalgamated entity to make use of the tax loss carry-forwards of PWC, thereby enhancing the value of the combined entity. Given the regulatory framework within which VersaBank operates, management was of the view that completing a recapitalization of PWC, in order to simplify its capital structure and address its outstanding liabilities, would potentially facilitate obtaining the regulatory approvals necessary to complete an amalgamation of PWC and VersaBank.

Upon determining that an amalgamation of PWC and VersaBank was the structure most likely to benefit both PWC and VersaBank, management sought advice of PWC’s and VersaBank’s advisors in order to confirm that the proposed structure could be implemented.

Upon confirming that the proposed structure could be implemented, in August 2016 management commenced discussions with the VersaBank Independent Committee and the PWC Independent Committee regarding preliminary proposed terms of a transaction between PWC and VersaBank (the “Initially Proposed Transaction”). These proposed terms included the redemptions of the PWC Class A Preferred Shares and PWC 7.5% Notes for a cash payment in accordance with their terms, the acquisition by PWC, pursuant to a plan of arrangement under the CBCA, of the PWC Class B Preferred Shares and PWC Series C Notes in exchange for PWC Common Shares, the conversion of certain indebtedness owed by PWC into PWC Common Shares, and the amalgamation of PWC and VersaBank. The PWC Independent Committee also considered exchanging the PWC Class A Preferred Shares and the PWC 7.5% Notes for PWC Common Shares as part of the proposed recapitalization but determined that it was inappropriate to give the holders of PWC Class A Preferred Shares and PWC 7.5% Notes material influence over the success of the Initially Proposed Transaction given that the aggregate value of their securities comprised an immaterial amount in the context of the Initially Proposed Transaction. Following these initial discussions with management, both the VersaBank Independent Committee and the PWC Independent Committee continued to seek advice from their financial and legal advisors regarding the terms of the Initially Proposed Transaction.

Between September 2, 2016 and September 11, 2016, the independent committees and boards of each of VersaBank and PWC, respectively, each met and held discussions on a number of occasions to consider the Initially Proposed Transaction, and the impact that it would have on the respective stakeholders of VersaBank and PWC, with the benefit of advice from their independent financial and legal advisors. In addition, the PWC Independent Committee and the VersaBank Independent Committee confirmed with Mr. George that he and his family members would be supportive of the Initially Proposed Transaction should a decision be made to proceed.

On September 12, 2016, the PWC Board and PWC Independent Committee met with Crosbie and BLG to review the terms of the Initially Proposed Transaction. At this meeting, Crosbie provided its financial analysis in relation to the Initially Proposed Transaction, including as it related to the formal valuations of the PWC Common Shares and Bank Common Shares and its opinions, delivered orally that: (i) the PWC Recapitalization (as then contemplated), the Debt Satisfaction and the consideration to be received pursuant to the Amalgamation by holders of PWC Common Shares is fair, from a financial point of view, to holders of PWC Common Shares, other than the Excluded Shareholders (as defined in the

Crosbie Fairness Opinions and Formal Valuations); (ii) the consideration to be received by holders of PWC Class B Preferred Shares pursuant to the PWC Recapitalization (as then contemplated) and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders (as defined in the Crosbie Fairness Opinions and Formal Valuations); and (iii) the consideration to be received by the holders of PWC Series C Notes pursuant to the PWC Recapitalization (as then contemplated) and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders (as defined in the Crosbie Fairness Opinions and Formal Valuations). Following the presentation by Crosbie, the PWC Independent Committee met independently to consider the Initially Proposed Transaction and unanimously resolved to recommend to the PWC Board that the PWC Board approve the Initially Proposed Transaction and recommend that PWC Securityholders vote in favour of the Initially Proposed Transaction.

After careful consideration of (among other matters) the factors set out under “Particulars of the Transaction - Reasons for and other Considerations in Relation to the Transaction” in the PWC Circular, and having received the benefit of the independent financial and legal advice of Crosbie and BLG, respectively, and upon the unanimous recommendation of the PWC Independent Committee, the PWC Board unanimously (with each of David Taylor, Paul Oliver, and Patrick George having disclosed his interest in the Initially Proposed Transaction and having each abstained from voting on the Initially Proposed Transaction) determined that the Initially Proposed Transaction was in the best interests of PWC and fair to PWC Securityholders,  approved the entering into of the PWC Transaction Agreements and resolved to recommend that PWC Securityholders vote in favour of the Initially Proposed Transaction.

Also on September 12, 2016, the VersaBank Board met with RBC and CBB to review the terms of the Amalgamation (as then contemplated). At this meeting, RBC provided its financial analysis in relation to the Amalgamation (as then contemplated), including as it relates to its opinion, delivered orally (and thereafter in writing and appended as Appendix C to this VersaBank Circular) that, the Effective Consideration (as defined in the RBC Fairness Opinion) to be paid for the Incremental Net Assets under the Amalgamation (as then contemplated) is fair, from a financial point of view, to VersaBank. Following the presentation by RBC, the VersaBank Independent Committee met independently to consider the Amalgamation (as then contemplated) and unanimously resolved to recommend to the VersaBank Board that the VersaBank Board approve the Amalgamation (as then contemplated) and recommend that VersaBank Shareholders vote in favour of the Amalgamation Resolution.

After careful consideration of (among other matters) the factors set out under “Particulars of the Amalgamation - Reasons for the Amalgamation” in this VersaBank Circular, and having received the benefit of the independent financial and legal advice of RBC and CBB, respectively, and upon the unanimous recommendation of the VersaBank Independent Committee, the VersaBank Board unanimously (with each of David Taylor and Paul Oliver having disclosed his interest in the Amalgamation (as then contemplated) and having each abstained from voting on the Amalgamation (as then contemplated)) determined that the Amalgamation (as then contemplated) was in the best interests of VersaBank and fair to VersaBank Shareholders, approved the entering into of the VersaBank Transaction Agreements and resolved to recommend that VersaBank Shareholders vote in favour of the Amalgamation Resolution.

On September 12, 2016, VersaBank and PWC jointly announced the Initially Proposed Transaction, including the Amalgamation (as then contemplated).

Following the announcement of the Initially Proposed Transaction on September 12, 2016, VersaBank made application to OSFI for the required approval of the Amalgamation Agreement pursuant to section 225 of the Bank Act (Canada).

In early November 2016, after receiving the benefit of the views expressed by various stakeholders of PWC as well as a further review of management’s financial model, management, the PWC Independent Committee and its legal and financial advisors undertook a review of the indirect allocation among the PWC Common Shareholders, PWC Class B Preferred Shareholders and PWC Series C Noteholders of the number of Bank Common Shares to be issued pursuant to the Initially Proposed Transaction.

On November 13, 2016, the VersaBank Board met to consider the proposed amended terms of the Proposed Transaction resulting from the review undertaken by the PWC Independent Committee and its legal and financial advisors.

On November 15, 2016, the PWC Board and PWC Independent Committee met with Crosbie and BLG to review potential amendments to the PWC Transaction Agreements contemplating (among other things) the reallocation of approximately 400,000 Bank Common Shares to be issued pursuant to the Initially Proposed Transaction from the holders of PWC Common Shares to the holders of PWC Series C Notes. The PWC Board and PWC Independent Committee also considered the potential changes to the structuring of the PWC Recapitalization. At this meeting, the PWC Board and the PWC Independent Committee received the advice of Crosbie, including as it related to the formal valuations of the PWC Common Shares and Bank Common Shares and its opinions, delivered orally (and thereafter in writing and appended as Appendix E to the PWC Circular) that: (i) the PWC Recapitalization, the Debt Satisfaction and the consideration to be received pursuant to the Amalgamation by holders of PWC Common Shares is fair, from a financial point of view, to holders of PWC Common Shares, other than the Excluded Shareholders; (ii) the consideration to be received by holders of PWC Class B Preferred Shares pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders; and (iii) the consideration to be received by the holders of PWC Series C Notes pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders.

After careful consideration of (among other matters) the factors set out under “Particulars of the Transaction - Reasons for and other Considerations in Relation to the Transaction” in the PWC Circular, and having received the benefit of the independent financial and legal advice of Crosbie and BLG, respectively, and upon the unanimous recommendation of the PWC Independent Committee, the PWC Board unanimously (with each of David Taylor, Paul Oliver, and Patrick George having disclosed his interest in the Transaction and having each abstained from voting on the Transaction) determined that the Transaction is in the best interests of PWC and fair to PWC Securityholders,  approved the entering into of amendments to the PWC Transaction Agreements and resolved to recommend that PWC Securityholders vote in favour of the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution.

Also on November 15, 2016, the VersaBank Board met with RBC and CBB to review the proposed amendments to the VersaBank Transaction Agreements. At this meeting, RBC provided its summary of the proposed amendments to the VersaBank Transaction Agreements, and advised the VersaBank Board that there was no material change affecting the RBC Fairness Opinion after the date it was provided that would cause RBC to change or withdraw the RBC Fairness Opinion and the VersaBank Board could continue to rely on the RBC Fairness Opinion

After careful consideration of (among other matters) the factors set out under “Particulars of the Amalgamation - Reasons for the Amalgamation” in this VersaBank Circular, and having received the benefit of the independent financial and legal advice of RBC and CBB, respectively, and upon the unanimous recommendation of the VersaBank Independent Committee, the VersaBank Board unanimously (with each of David Taylor and Paul Oliver having disclosed his interest in the Amalgamation and having each abstained from voting on the Amalgamation) determined that the Amalgamation is in the best interests of VersaBank and fair to VersaBank Shareholders, approved the entering into of the amendments to the VersaBank Transaction Agreements and resolved to recommend that VersaBank Shareholders vote in favour of the Amalgamation Resolution.

On November 15, 2016, upon receipt of OFSI’s approval of the Amalgamation Agreement pursuant to section 225 of the Bank Act (Canada), VersaBank and PWC jointly announced that they had entered into the amendments to the PWC Transaction Agreements and VersaBank Transaction Agreements, received OSFI’s approval of the Amalgamation Agreement and set the record date and meeting date for each of the PWC Meetings and the VersaBank Meeting.

Recommendation of the VersaBank Independent Committee

The VersaBank Board established the VersaBank Independent Committee to oversee the identification, development and evaluation of strategic alternatives for VersaBank, and, among other things, to review and consider any proposed transaction arising from the strategic review. Pursuant to this mandate, the VersaBank Independent Committee has reviewed the Amalgamation.

RBC has provided the VersaBank Board and the VersaBank Independent Committee with its opinion, to the effect that, as of September 12, 2016 and subject to the assumptions, limitations and qualifications set forth in the RBC Fairness Opinion, the Effective Consideration (as defined in the RBC Fairness Opinion) to be paid for the Incremental Net Assets under the Amalgamation is fair, from a financial point of view, to VersaBank.

The VersaBank Independent Committee, having taken into account the RBC Fairness Opinion and such other matters it considered relevant and after receiving legal and financial advice, unanimously recommended that the VersaBank Board approve the Amalgamation and recommend that VersaBank Shareholders vote FOR the Amalgamation Resolution.

Recommendation of the VersaBank Board

After careful consideration and taking into account, among other things, the RBC Fairness Opinion and the recommendation of the VersaBank Independent Committee, the VersaBank Board, after receiving legal and financial advice, has unanimously (with each of David Taylor and Paul Oliver having disclosed his interest in the Amalgamation and having each abstained from voting on the Amalgamation) determined that the Amalgamation is in the best interests of VersaBank and fair to VersaBank Shareholders. Accordingly, the VersaBank Board unanimously recommends that VersaBank Shareholders vote FOR the Amalgamation Resolution.

Each director and executive officer of VersaBank intends to vote all of his or her VersaBank Shares in favour of the Amalgamation Resolution.

Reasons for the Amalgamation

In the course of the evaluation of the Amalgamation by the VersaBank Independent Committee and the VersaBank Board, the VersaBank Independent Committee and the VersaBank Board consulted with its senior management, its financial advisor, RBC, and considered a number of factors, including, among others, the following:

(a)                                 Simplified Corporate and Capital Structure. PWC is a holding company that currently owns approximately 62.8% of the outstanding VersaBank Common Shares. The proposed Amalgamation will result in a simplified corporate and capital structure for the combined enterprise which is expected to enable the Bank to further unlock value for its shareholders.

(b)                                 Improved Liquidity. VersaBank Common Shareholders, other than PWC, currently represent only approximately 37.2% of the outstanding VersaBank Common Shares. It is therefore anticipated that the liquidity of the Bank Common Shares will be improved after giving effect to the Amalgamation, including the conversion of PWC Common Shares to Bank Common Shares and the cancellation of VersaBank Common Shares currently owned by PWC upon completion of the Amalgamation.

(c)                                  Improved Access to Capital Markets. The Bank is expected to have better access to third-party investors who will be more attracted to the Bank’s simplified corporate and capital structure and improved liquidity as compared to VersaBank prior to the Amalgamation.

(d)                                 Business of the Bank. Except as otherwise described in this VB Circular, following the completion of the Amalgamation, the business, operations (including management) or assets of the Bank will be substantially the same as those of VersaBank prior to the Amalgamation.

(e)                                  Incremental Net Assets of PWC. The Amalgamation should permit the Bank to avail itself of certain net assets of PWC following the completion of the Amalgamation (the “Incremental Net Assets”, with such net assets being the assets and liabilities of PWC giving effect to completion of the Amalgamation, other than the VersaBank Common Shares owned directly or indirectly by PWC) which will be of assistance in achieving the Bank’s future business plans and growth initiatives. These include certain tax loss carry forwards of PWC that are currently of limited use to PWC, a holding company that does not have any taxable income, but should be available to the Bank following the Amalgamation. In addition, the Amalgamation will result in the Bank having ownership of the proprietary banking business and administrative software owned by PWC that is currently used by VersaBank in its operations.

(f)                                   Fairness Opinion. The VersaBank Board and the VersaBank Independent Committee received the RBC Fairness Opinion, which states that, as of September 12, 2016 and subject to the assumptions, limitations and qualifications set forth in the RBC Fairness

Opinion, the Effective Consideration (as defined in the RBC Fairness Opinion) to be paid for the Incremental Net Assets under the Amalgamation is fair, from a financial point of view, to VersaBank. See “Particulars of the Amalgamation — RBC Fairness Opinion”.

(g)                                  Strategic Review Process. The Amalgamation is the result of a strategic review process conducted by VersaBank under the supervision of the VersaBank Independent Committee and the VersaBank Board which received advice from experienced financial and legal advisors throughout the course of the process. After review of the other strategic opportunities reasonably available to VersaBank, including the results of VersaBank having sought expressions of interest for its sale to a third party, as described above under “Particulars of the Amalgamation — Background to the Amalgamation”, in each case taking into account the potential benefits, risks and uncertainties associated with those other opportunities, the VersaBank Independent Committee and the VersaBank Board believes that the Amalgamation represents the best available alternative for VersaBank.

(h)                                 Required Securityholder and Regulatory Approvals. The VersaBank Board considered the following rights and approvals which protect VersaBank Shareholders:

•                  the Amalgamation Resolution must be approved by not less than 66 2/3% of the votes cast at the VersaBank Meeting by VersaBank Shareholders, voting as a single class; and

•                  the Amalgamation Agreement has received the approval of the Superintendent under section 222 of the Bank Act (Canada) and the Amalgamation must be approved by the Minister under section 228 of the Bank Act (Canada).

(i)                                     The Terms of the Pre-Amalgamation Agreement. Under the Pre-Amalgamation Agreement, the VersaBank Board remains able to respond, in accordance with its fiduciary duties, to unsolicited Acquisition Proposals that constitute or could reasonably be expected to constitute or lead to a Superior Proposal. In addition, no termination fee is payable by VersaBank in connection with the termination of the Pre-Amalgamation Agreement or the Amalgamation Agreement.

(j)                                    Effect of Amalgamation on VersaBank Shareholders. Pursuant to the Amalgamation, the VersaBank Shareholders will continue to hold shares with identical rights and privileges following the Amalgamation and no VersaBank Shareholder’s interests are terminated or amended as a result of the Amalgamation.

In the course of its deliberations, the VersaBank Independent Committee and the VersaBank Board also identified and considered a variety of risks (as described in greater detail under “Risk Factors”) and potentially negative factors in connection with the Amalgamation, or failure to complete the Amalgamation, including, but not limited to:

(a)                                 the expected benefits of the Amalgamation may not be realized or, if realized, may not be recognized by capital markets;

(b)                                 if the Pre-Amalgamation Agreement is terminated and the VersaBank Board decides or is required to seek another transaction, there is no assurance that VersaBank will be able to identify a transaction on terms as favourable to the VersaBank Shareholders as those under the Amalgamation. In particular, if the Pre-Amalgamation Agreement were to be terminated and PWC were to engage in an alternative transaction in relation to its block of VersaBank Common Shares, there is no assurance that VersaBank would have the ability to influence the terms of such a transaction in a manner as favourable as the terms under the Amalgamation;

(c)                                  if the Pre-Amalgamation Agreement is terminated, the market price of VersaBank Shares may decline to the extent that the market price currently reflects a market assumption that the Amalgamation will be completed; and

(d)                                 if the Pre-Amalgamation Agreement is terminated, VersaBank’s business may be negatively impacted as a result of pursuing the Amalgamation, including as a result of costs to VersaBank in pursuing the Amalgamation and the diversion of management attention away from the conduct of VersaBank’s business in the ordinary course.

The VersaBank Board’s reasons for recommending the Amalgamation include certain assumptions relating to forward-looking information, and such information and assumptions are subject to various risks. See “Forward-Looking Information” and “Risk Factors”.

The foregoing discussion of certain of the factors considered by the VersaBank Independent Committee and the VersaBank Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with their evaluation of the Amalgamation, the VersaBank Independent Committee and the VersaBank Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weight to specific factors in reaching their determination. In addition, individual members of the VersaBank Independent Committee and the VersaBank Board may have given different weight to different factors.

RBC Fairness Opinion

The VersaBank Independent Committee initially contacted RBC regarding a potential advisory assignment in respect of a strategic review in March 2016, and RBC was formally engaged by the VersaBank Independent Committee through an agreement dated March 2, 2016. The VersaBank Independent Committee contacted RBC regarding the potential advisory assignment in respect of the Amalgamation in August 2016, and RBC was formally engaged by the VersaBank Independent Committee through a separate agreement dated August 25, 2016 (the “RBC Engagement Agreement”). The terms of the RBC Engagement Agreement provide that RBC is to be paid a fee for the preparation and delivery of the RBC Fairness Opinion. The compensation of RBC under the RBC Engagement Agreement does not depend in whole or in part on the conclusions reached in the RBC Fairness Opinion or the successful outcome of the Amalgamation. In addition, VersaBank agreed to reimburse RBC for its reasonable out-of-pocket expenses and to indemnify RBC in respect of certain liabilities that might arise in connection with its engagement.

Neither VersaBank nor any director or senior officer of VersaBank, after reasonable inquiry, is aware of any “prior valuation” (as defined in MI 61-101) of VersaBank having been prepared in the past 24 months.

At the meeting of the VersaBank Board on September 12, 2016, RBC delivered orally, and, subsequently confirmed in writing, the RBC Fairness Opinion. The following brief summary of the conclusion of the RBC Fairness Opinion is qualified in its entirety by reference to the full text of the RBC Fairness Opinion attached as Appendix C to this VersaBank Circular. Such opinion is to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations and qualifications set forth therein, the Effective Consideration (as defined in the RBC Fairness Opinion) to be paid for the Incremental Net Assets under the Amalgamation is fair, from a financial point of view, to VersaBank.

The full text of the RBC Fairness Opinion, which sets forth, among other things, assumptions made, matters considered, information reviewed and limitations and qualifications on the review undertaken by RBC in connection therewith, is attached as Appendix C. The RBC Fairness Opinion was provided solely for the use of the VersaBank Independent Committee and the VersaBank Board in connection with their consideration of the Amalgamation and is not a recommendation as to how VersaBank Shareholders should vote in respect of the Amalgamation Resolution.

The Amalgamation

The description of the Amalgamation Agreement, both below and elsewhere in this VersaBank Circular and the Joint Disclosure Booklet, is a summary only, is not exhaustive and is qualified in its entirety by reference to the terms of the Amalgamation Agreement, which is incorporated by reference herein and may be found on the SEDAR profiles of both VersaBank and PWC at www.sedar.com.

If the VersaBank Shareholder Approval and the PWC Securityholder Approvals are obtained at the VersaBank Meeting and PWC Meetings, respectively, and if the other conditions set out in the Pre-Amalgamation Agreement and Amalgamation Agreement are either satisfied or waived, the Amalgamation will be effected in accordance with the Amalgamation Agreement.

On the Effective Date, the issued and outstanding VersaBank Common Shares, VersaBank Series 1 Preferred Shares, VersaBank Series 3 Preferred Shares, and PWC Common Shares (collectively, “Amalgamating Entities Shares”) shall automatically become (as more fully described below) fully paid and non-assessable shares of the Bank or, as more fully described below, shall be cancelled without any repayment of capital in respect thereof and the issued and outstanding PWC Options and VersaBank Options shall be converted into options to purchase Bank Common Shares, as follows:

(a)         each issued and outstanding VersaBank Common Share shall become (without any further action on the part of the holder) one (1) Bank Common Share other than those VersaBank Common Shares held by PWC, which will be cancelled without any payment of capital in respect thereof;

(b)         each issued and outstanding VersaBank Series 1 Preferred Share shall become (without any further action on the part of the holder) one (1) Bank Series 1 Preferred Share;

(c)          each issued and outstanding VersaBank Series 3 Preferred Share shall become (without any further action on the part of the holder) one (1) Bank Series 3 Preferred Share;

(d)         each issued and outstanding VersaBank Option shall be converted into an option to purchase one (1) Bank Common Share; provided that terms and conditions of an option to acquire Bank Common Shares, including the term to expiry, conditions to and manner of exercising, will be the same as the VersaBank Option for which it was exchanged, and shall be governed by the terms of the VersaBank Stock Option Plan and any document evidencing a VersaBank Option shall thereafter evidence and be deemed to evidence such option to acquire Bank Common Shares;

(e)          in accordance with the PWC Stock Option Plan, each issued and outstanding PWC Option shall be converted into an option to purchase (1/54.508758) Bank Common Shares (each a “PWC Replacement Option”) (and when aggregated with the other similar PWC Replacement Options of a holder of such options resulting in a fraction of a Bank Common Share, they shall be rounded down to the nearest whole number of Bank Common Shares). The exercise price per Bank Common Share subject to PWC Replacement Options shall be an amount equal to the quotient obtained when (A) the exercise price per PWC Common Share subject to such PWC Option immediately before the Effective Time, is divided by (B) (1/54.508758), provided that the aggregate exercise price payable on any particular exercise of PWC Replacement Options shall be rounded up to the nearest whole cent. All terms and conditions of a PWC Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the PWC Option for which it was exchanged, and shall be governed by the terms of the PWC Stock Option Plan and any document evidencing a PWC Option shall thereafter evidence and be deemed to evidence such PWC Replacement Option;

(f)           each issued and outstanding PWC Common Share (other than Dissenting Shares, but including those issued under the PWC Recapitalization, the PWC DSU Exchange Agreements and the Debt Satisfaction) shall be converted into Bank Common Shares on the basis of 54.508758 PWC Common Shares for one (1) Bank Common Share; and

(g)          each Dissenting Shareholder shall cease to have any rights as a holder of PWC Common Shares other than the right to be paid by the Bank the fair value of the Dissenting Shares held by such Dissenting Shareholder in accordance with section 190 of the CBCA.

If the aggregate number of Bank shares to which a holder of Amalgamating Entities Shares would otherwise be entitled would include a fractional share, then the number of Bank shares that such holder of Amalgamating Entities Shares is entitled to receive following the Effective Time shall be rounded down to the next whole number and no former holder of Amalgamating Entities Shares will be entitled to any compensation in respect of such fractional Bank share.

For a further summary of the Amalgamation Agreement and Pre-Amalgamation Agreement, please see “Schedule D — Summary of the Pre-Amalgamation Agreement and Amalgamation Agreement” in the Joint Disclosure Booklet.

Effective Date

The Amalgamation will become effective on the date (the “Effective Date”) the letters patent of amalgamation issued by the Minister under the Bank Act (Canada) become effective. This date is currently proposed to be January 31, 2017 or some other date agreed to by VersaBank, PWC, and OSFI.

If the necessary approvals, including the approval of the VersaBank Shareholders at the VersaBank Meeting, the approval of the PWC Securityholders at the PWC Meetings, and the Required Regulatory Approvals, are obtained, it is currently anticipated that the Amalgamation will be completed in the first quarter of calendar 2017.

Interests of Certain Persons in the Amalgamation

In considering the recommendation of the VersaBank Independent Committee and the VersaBank Board, VersaBank Shareholders should be aware that directors and executive officers of VersaBank may have interests in the Amalgamation or may receive benefits that differ from, or be in addition to, the interests of VersaBank Shareholders generally. Other than the interests and benefits described below, none of the directors or officers of VersaBank or, to the knowledge of the directors and executive officers of VersaBank, any of their respective associates or affiliates, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise in any matter to be acted upon in connection with the Amalgamation or that would materially affect the Amalgamation.

All benefits received, or to be received, by directors, officers or employees of VersaBank as a result of the Amalgamation are, and will be, solely in connection with their services as directors, officers or employees of VersaBank. No benefit has been, or will be, conferred for the purpose of increasing the value of consideration payable to any such person for VersaBank Shares held by such persons and no consideration is, or will be, conditional on the person supporting the Amalgamation.

Common Directors on VersaBank Board and PWC Board

Mr. Paul Oliver and Mr. David Taylor are directors of each of VersaBank and PWC. Mr. Taylor is also an officer of each of VersaBank and PWC. Both Mr. Oliver and Mr. Taylor have securityholdings in each of VersaBank and PWC. As a result, Mr. Oliver and Mr. Taylor did not participate in the VersaBank Board’s approval of the Amalgamation and abstained from voting on the approval of the Amalgamation when such matter was put before the VersaBank Board. Messrs. Oliver and Taylor each disclosed such interests, and accordingly, the VersaBank Board was aware of these actual or potential conflicts of interest and considered them, among other matters, when they approved the Amalgamation.

Share Ownership and the Intentions of Directors and Executive Officers

The following table sets out the names and positions of the directors, executive officers, and significant shareholders of VersaBank as of the Record Date, the number of PWC Common Shares, PWC Class A Preferred Shares, PWC Class B Preferred Shares, PWC Series C Notes, PWC DSUs, PWC Options, VersaBank Common Shares, VersaBank Series 1 Preferred Shares, VersaBank Series 3 Preferred Shares and VersaBank Options owned or over which control or direction was exercised by each such director, officer, or significant shareholder of VersaBank as of the Record Date and, where known after reasonable enquiry, by their respective associates or affiliates. To the knowledge of VersaBank, none of the directors and executive officers of VersaBank and, after reasonably enquiry, their respective associates or affiliates, hold any PWC 7.5% Notes.

Name(1)	PWC Common Shares	PWC Class B Preferred Shares	PWC Series C Notes	PWC DSUs	PWC Class A Preferred Shares	PWC Options	VersaBank Common Shares	VersaBank Series 1 Preferred Shares	VersaBank Series 3 Preferred Shares	VersaBank Options
PWC Capital Inc. Significant shareholder of VersaBank	Nil	Nil	Nil	Nil	Nil	Nil	12,615,219	Nil	Nil	Nil
							(62.78)%

The Honourable Thomas A. Hockin Chairman and Director	20,500	Nil	Nil	Nil	Nil	Nil	8,100	3,500	1,000	Nil
	(0.05)%						(0.04)%	(0.24)%	(0.06)%

Name(1)	PWC Common Shares	PWC Class B Preferred Shares	PWC Series C Notes	PWC DSUs	PWC Class A Preferred Shares	PWC Options	VersaBank Common Shares	VersaBank Series 1 Preferred Shares	VersaBank Series 3 Preferred Shares	VersaBank Options
Robbert-Jan Brabander Director	89,300	Nil	Nil	41,858	Nil	Nil	18,590	250	100	Nil
	(0.20)%			(26.05)%			(0.09)%	(0.02)%	(0.01)%

David A. Bratton Director	41,919	Nil	Nil	Nil	Nil	Nil	16,998	500	Nil	Nil
	(0.09)%						(0.08)%	(0.03)%

R.W. (Dick) Carter Director	Nil	Nil	Nil	Nil	Nil	Nil	6,000	Nil	Nil	Nil
							(0.03)%

Arnold E. Hillier Director	68,852	581	253,000	Nil	Nil	Nil	29,889	1,500	1,000	Nil
	(0.15)%	(0.05)%	(0.41)%				(0.15)%	(0.10)%	(0.06)%

Colin E. Litton Director	21,136	174	Nil	Nil	Nil	Nil	24,503	500	500	Nil
	(0.05)%	(0.02)%					(0.12)%	(0.03)%	(0.03)%

Susan T. McGovern Director	Nil	Nil	Nil	Nil	Nil	Nil	10,397	Nil	Nil	Nil
							(0.05)%

Avery Pennarun Director	1,915	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	(< 0.01)%

Shawn Clarke Senior Vice-President and Chief Operating Officer	34	Nil	Nil	Nil	Nil	Nil	200	100	100	Nil
	(< 0.01)%						(< 0.01)%	(0.01)%	(0.01)%

Christy Alycia Cunningham(2) Associate of Shawn Clarke	1,593	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	(< 0.01)%

Ross P. Duggan Senior Vice-President, Lending	31,800	Nil	Nil	Nil	Nil	6,500	500	100	200	Nil
	(0.07)%					(1.55)%	(< 0.01)%	(0.01)%	(0.01)%

Nick Kristo Credit and Chief Risk Officer	Nil	Nil	Nil	Nil	Nil	6,500	500	200	Nil	Nil
						(1.55)%	(< 0.01)%	(0.01)%

Jonathan F.P. Taylor Senior Vice-President, Deposit Services & Human Resources	66,910	2,000	16,000	Nil	Nil	9,200	498	200	100	Nil
	(0.15)%	(0.18)%	(0.03)%			(2.20)%	(< 0.01)%	(0.01)%	(0.01)%

Jean-Paul Beker Vice-President, Real Estate Lending	Nil	Nil	Nil	Nil	Nil	Nil	3,140	Nil	Nil	Nil
							(0.02)%

Brian A. Conley Vice-President, Credit	12,950	Nil	Nil	Nil	Nil	8,500	Nil	Nil	Nil	Nil
	(0.03)%					(2.03)%

Michael Dixon Vice-President, Consumer Lending	1,645	Nil	Nil	Nil	Nil	4,400	200	900	100	Nil
	(< 0.01)%					(1.05)%	(< 0.01)%	(0.06)%	(0.01)%

Stephanie Francis Vice-President, Finance & Accounting	Nil	Nil	Nil	Nil	Nil	4,200	Nil	500	200	Nil
						(1.00)%		(0.03)%	(0.01)%

Joanne Johnston Chief Internal Auditor	Nil	Nil	Nil	Nil	Nil	2,000	Nil	Nil	Nil	Nil
						(0.48)%

Aly Lalani Vice-President, Treasurer	663	22	Nil	Nil	Nil	Nil	1,768	200	100	Nil
	(< 0.01)%	(< 0.01)%					(0.01)%	(0.01)%	(0.01)%

Kerry McDowell Vice-President, Credit Card Services	Nil	Nil	Nil	Nil	Nil	Nil	Nil	100	Nil	Nil
								(0.01)%

Scott A. Mizzen Vice-President, Real Estate Finance	1,084	65	Nil	Nil	Nil	4,400	1,005	Nil	Nil	Nil
	(< 0.01)%	(0.01)%				(1.05)%	(0.01)%

Name(1)	PWC Common Shares	PWC Class B Preferred Shares	PWC Series C Notes	PWC DSUs	PWC Class A Preferred Shares	PWC Options	VersaBank Common Shares	VersaBank Series 1 Preferred Shares	VersaBank Series 3 Preferred Shares	VersaBank Options
Andy Min Vice-President, Finance & Corporate Accounting	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Jason Patterson Vice-President, Investment Risk & Control	4,000	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	(0.01)%

David Thoms Vice-President, Structured & Corporate Finance	300	Nil	Nil	Nil	Nil	4,400	Nil	100	Nil	Nil
	(< 0.01)%					(1.05)%		(0.01)%

Steve Creery Vice-President, Credit	2,100	Nil	Nil	Nil	Nil	4,400	Nil	200	Nil	Nil
	(< 0.01)%					(1.05)%		(0.01)%

Total	366,701	2,842	269,000	41,858	0	54,500	12,737,507	8,850	3,400	0
	(0.82)%	(0.26)%	(0.44)%	(26.05)%	(0.00)%	(13.02)%	(63.39)%	(0.61)%	(0.20)%	(0.00)%

Notes:

(1)                                     Excludes security holdings of Messrs. Oliver, Taylor, Walter and Mitchell whose security holdings have been reported in the table that discloses the security holdings of the PWC directors and executive officers.

(2)                                     Christy Alycia Cunningham is an associate of Shawn Clarke.

All of the directors and executive officers of VersaBank intend to vote their PWC Securities in favour of the Transaction Resolutions, as applicable, and their VersaBank Shares in favour of the Amalgamation Resolution. All VersaBank Shares held by such directors and executive officers of VersaBank will be treated identically and in the same manner under the Amalgamation as VersaBank Shares held by any other VersaBank Shareholders. All PWC Securities held by such directors and executive officers of VersaBank will be treated identically and in the same manner under the PWC Recapitalization and the Amalgamation as PWC Securities held by any other PWC Securityholders.

The following table sets out the names and positions of the directors and executive officers of PWC as of the Record Date, the number of PWC Common Shares, PWC Class A Preferred Shares, PWC Class B Preferred Shares, PWC Series C Notes, PWC DSUs, PWC Options, VersaBank Common Shares, VersaBank Series 1 Preferred Shares, VersaBank Series 3 Preferred Shares and VersaBank Options owned or over which control or direction was exercised by each such director or officer of PWC as of the Record Date and, where known after reasonable enquiry, by their respective associates or affiliates. To the knowledge of PWC, none of the directors and executive officers of PWC and, after reasonably enquiry, their respective associates of affiliates, hold any PWC 7.5% Notes.

Name	PWC Common Shares	PWC Class B Preferred Shares	PWC Series C Notes	PWC DSUs	PWC Class A Preferred Shares	PWC Options	VersaBank Common Shares	VersaBank Series 1 Preferred Shares	VersaBank Series 3 Preferred Shares	VersaBank Options
Patrick M. George Director	835,082	682	$5,368,000	8,594	5,000	Nil	392,807	300	Nil	Nil
	(1.87)%	(0.06)%	(8.70)%	(5.35)%	(1.59)%		(1.95)%	(0.02)%

Christine George(1) Associate of Patrick M. George	2,434,700	500	505,000	Nil	Nil	Nil	15,814	Nil	Nil	Nil
	(5.46)%	(0.05)%	(0.82)%				(0.08)%

Name	PWC Common Shares	PWC Class B Preferred Shares	PWC Series C Notes	PWC DSUs	PWC Class A Preferred Shares	PWC Options	VersaBank Common Shares	VersaBank Series 1 Preferred Shares	VersaBank Series 3 Preferred Shares	VersaBank Options
Estate of Eugene George Associate of Patrick M. George and Significant Shareholder of PWC	6,900,000	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	(15.47)%

340268 Ontario Limited(2)(3) Significant Shareholder of PWC	7,055,624	217	22,499,000	Nil	Nil	Nil	1,948,468	Nil	Nil	Nil
	(15.82)%	(0.02)%	(36.47)%				(9.70)%

William George(4) Associate of 340268	251,378	867	2,951,000	Nil	Nil	Nil	653,724	Nil	Nil	Nil
	(0.56)%	(0.08)%	(4.78)%				(3.25)%

Tel Matrundola Chairman and Director	228,128	24,652	Nil	Nil	Nil	6,500	23,765	100	Nil	Nil
	(0.51)%	(2.25)%				(1.55)%	(0.12)%	(0.01)%

Kelly Barone(5) Associate of Tel Matrundola	77,122	3,153	Nil	Nil	Nil	Nil	9,050	100	Nil	Nil
	(0.17)%	(0.29)%					(0.05)%	(0.01)%

Paul G. Oliver Director of PWC and VerasBank	30,248	217	$20,000	55,054	Nil	Nil	13,706	1,000	300	Nil
	(0.07)%	(0.02)%	(0.03)%	(34.27)%			(0.07)%	(0.07)%	(0.02)%

J.S. (Steve) Wilson Director	1,000	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	(< 0.01)%

Tony Dagnone Director	251,000	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	(0.56)%

David R. Taylor Director, President and Chief Executive Officer of PWC and VersaBank	2,210,141	Nil	Nil	Nil	Nil	289,859	338,400	Nil	Nil	40,000
	(4.96)%					(69.23)%	(1.68)%			(100)%

Barry D. Walter Senior Vice President and Chief Financial Officer of PWC and VersaBank	36,260	Nil	Nil	Nil	Nil	9,200	2,900	100	1,100	Nil
	(0.08)%					(2.20)%	(0.01)%	(0.01)%	(0.07)%

Cameron Mitchell Vice President, General Counsel & Corporate Secretary of PWC and VersaBank	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Total	20,310,683	30,288	31,343,000	63,648	5,000	305,559	3,398,634	1,600	1,400	40,000
	(45.55)%	(2.77)%	(50.81)%	(39.62)%	(1.59)%	(72.98)%	(16.91)%	(0.11)%	(0.08)%	(100.00)%

Notes:

(1)                           Christine George is an associate of Patrick George.

(2)                           Patrick George is president of 340268 and holds more than 10% of the outstanding voting securities of 340268.

(3)                           To the knowledge of PWC, after reasonably enquiry, the only shareholders of 340268 that hold securities of PWC are Patrick George and his sibling, William George.

(4)                           William George holds more than 10% of the outstanding voting securities of 340268.

(5)                           Kelly Barone is an associate of Tel Matrundola.

VersaBank Stock Options

As of the Record Date, the directors and executive officers of VersaBank held, in the aggregate, 40,000 VersaBank Options, all of which were vested and exercisable as of that date. The outstanding VersaBank Options held by such directors and executive officers had an exercise price of $7.00. If the Amalgamation is consummated, each issued and outstanding VersaBank Option shall be converted into an option to purchase one Bank Common Share. The terms and conditions of an option to acquire Bank

Common Shares, including the term to expiry, conditions to and manner of exercising, will be the same as the VersaBank Option for which it was exchanged, and shall be governed by the terms of the Stock Option Incentive Plan of VersaBank and any document evidencing a VersaBank Option shall thereafter evidence and be deemed to evidence such option to acquire Bank Common Shares.

Directors and Officers of the Bank following the Amalgamation

The Amalgamation Agreement provides that Mr. Paul Oliver and Mr. David Taylor will each serve as directors of the Bank following the Transaction. See “Schedule C — Information Concerning the Bank after the Transaction — Directors and Officers” in the Joint Disclosure Booklet

Indemnity and Insurance Arrangements

For a description of the indemnification and insurance arrangements for directors and executive officers of VersaBank under the Amalgamation Agreement, see “Schedule D — Summary of the Pre-Amalgamation Agreement and Amalgamation Agreement — Amalgamation Agreement — Indemnification and Insurance” in the Joint Disclosure Booklet. Additionally, please refer to Section 6 of the Amalgamation Agreement - “Indemnification of Directors and Officers and Insurance”.  The Amalgamation Agreement can be found on SEDAR under VersaBank’s profile.

Consideration

The following table sets out the names and positions of the directors and executive officers of VersaBank as of the Record Date including, where known after reasonable enquiry, their respective associates or affiliates and the consideration to be received by such persons pursuant to the Transaction.

Name(1)	Estimated cash payment to be received in respect of the redemption of PWC Class A Preferred Shares(2)	Total estimated amount of PWC Common Shares to be received in connection with the PWC Recapitalization and the PWC DSU Exchange Agreements	Total estimated amount of Bank Common Shares to be received pursuant to the Amalgamation in respect of PWC Common Shares held immediately prior to the Amalgamation	Estimated amount of PWC Replacement Options to be received in respect of PWC Options pursuant to the Amalgamation	Estimated amount of options to purchased Bank Common Shares to be received in respect of VersaBank Options pursuant to the Amalgamation	Total estimated Bank Common Shares held after the Amalgamation(3)	Total estimated Bank Series 1 Preferred Shares held after the Amalgamation	Total estimated Bank Series 3 Preferred Shares held after the Amalgamation
The Honourable Thomas A. Hockin Chairman and Director	Nil	Nil	376	Nil	Nil	8,476	3,500	1,000
						(0.04)%	(0.24)%	(0.06)%

Robbert-Jan Brabander Director	Nil	41,858	2,406	Nil	Nil	20,996	250	100
						(0.10)%	(0.02)%	(0.01)%

David A. Bratton Director	Nil	Nil	769	Nil	Nil	17,767	500	Nil
						(0.08)%	(0.03)%

R.W. (Dick) Carter Director	Nil	Nil	Nil	Nil	Nil	6,000	Nil	Nil
						(0.03)%

Arnold E. Hillier Director	Nil	1,977,923	37,549	Nil	Nil	67,438	1,500	1,000
						(0.32)%	(0.10)%	(0.06)%

Colin E. Litton Director	Nil	26,494	873	Nil	Nil	25,376	500	500
						(0.12)%	(0.03)%	(0.03)%

Name(1)	Estimated cash payment to be received in respect of the redemption of PWC Class A Preferred Shares(2)	Total estimated amount of PWC Common Shares to be received in connection with the PWC Recapitalization and the PWC DSU Exchange Agreements	Total estimated amount of Bank Common Shares to be received pursuant to the Amalgamation in respect of PWC Common Shares held immediately prior to the Amalgamation	Estimated amount of PWC Replacement Options to be received in respect of PWC Options pursuant to the Amalgamation	Estimated amount of options to purchased Bank Common Shares to be received in respect of VersaBank Options pursuant to the Amalgamation	Total estimated Bank Common Shares held after the Amalgamation(3)	Total estimated Bank Series 1 Preferred Shares held after the Amalgamation	Total estimated Bank Series 3 Preferred Shares held after the Amalgamation
Susan T. McGovern Director	Nil	Nil	Nil	Nil	Nil	10,397	Nil	Nil
						(0.05)%

Avery Pennarun Director	Nil	Nil	35	Nil	Nil	35	Nil	Nil
						(< 0.01)%

Shawn Clarke Senior Vice-President and Chief Operating Officer	Nil	Nil	Nil	Nil	Nil	200	100	100
						(< 0.01)%	(0.01)%	(0.01)%

Christy Alycia Cunningham Associate of Shawn Clarke	Nil	Nil	29	Nil	Nil	29	Nil	Nil
						(< 0.01)%

Ross P. Duggan Senior Vice-President, Lending	Nil	Nil	583	119	Nil	1,083	100	200
						(0.01)%	(0.01)%	(0.01)%

Nick Kristo Credit and Chief Risk Officer	Nil	Nil	Nil	119	Nil	500	200	Nil
						(< 0.01)%	(0.01)%

Jonathan F.P. Taylor Senior Vice-President, Deposit Services & Human Resources	Nil	424,023	9,006	168	Nil	9,504	200	100
						(0.04)%	(0.01)%	(0.01)%

Jean-Paul Beker Vice-President, Real Estate Lending	Nil	Nil	Nil	Nil	Nil	3,140	Nil	Nil
						(0.01)%

Brian A. Conley Vice-President, Credit	Nil	Nil	237	155	Nil	237	Nil	Nil
						(< 0.01)%

Michael Dixon Vice-President, Consumer Lending	Nil	Nil	30	80	Nil	230	900	100
						(< 0.01)%	(0.06)%	(0.01)%

Stephanie Francis Vice-President, Finance & Accounting	Nil	Nil	Nil	77	Nil	Nil	500	200
							(0.03)%	(0.01)%

Joanne Johnston Chief Internal Auditor	Nil	Nil	Nil	36	Nil	Nil	Nil	Nil

Aly Lalani Vice-President, Treasurer	Nil	3,349	73	Nil	Nil	1,841	200	100
						(0.01)%	(0.01)%	(0.01)%

Kerry McDowell Vice-President, Credit Card Services	Nil	Nil	Nil	Nil	Nil	Nil	100	Nil
							(0.01)%

Name(1)	Estimated cash payment to be received in respect of the redemption of PWC Class A Preferred Shares(2)	Total estimated amount of PWC Common Shares to be received in connection with the PWC Recapitalization and the PWC DSU Exchange Agreements	Total estimated amount of Bank Common Shares to be received pursuant to the Amalgamation in respect of PWC Common Shares held immediately prior to the Amalgamation	Estimated amount of PWC Replacement Options to be received in respect of PWC Options pursuant to the Amalgamation	Estimated amount of options to purchased Bank Common Shares to be received in respect of VersaBank Options pursuant to the Amalgamation	Total estimated Bank Common Shares held after the Amalgamation(3)	Total estimated Bank Series 1 Preferred Shares held after the Amalgamation	Total estimated Bank Series 3 Preferred Shares held after the Amalgamation
Scott A. Mizzen Vice-President, Real Estate Finance	Nil	9,897	201	80	Nil	1,206	Nil	Nil
						(0.01)%

Andy Min Vice-President, Finance & Corporate Accounting	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Jason Patterson Vice-President, Investment Risk & Control	Nil	Nil	73	Nil	Nil	73	Nil	Nil
						(< 0.01)%

David Thoms Vice-President, Structured & Corporate Finance	Nil	Nil	5	80	Nil	5	100	Nil
						(< 0.01)%	(0.01)%

Steve Creery Vice-President, Credit	Nil	Nil	38	80	Nil	38	200	Nil
						(< 0.01)%	(0.01)%

Notes:

(1)                                     Excludes security holdings of Messrs. Oliver, Taylor, Walter and Mitchell whose security holdings have been reported in the table that discloses the security holdings of the PWC directors and executive officers.

(2)                                     Assumes that the outstanding PWC Class A Preferred Shares will be redeemed on January 31, 2017.

(3)                                     Represents existing VersaBank Common Shares held prior to the Amalgamation together with Bank Common Shares that will be issued in exchange for PWC Common Shares under the Amalgamation.

The following table sets out the names and positions of the directors and executive officers of PWC as of the Record Date including, where known after reasonable enquiry, their respective associates or affiliates and the consideration to be received by such persons pursuant to the Transaction.

Name	Estimated cash payment to be received in respect of the redemption of PWC Class A Preferred Shares(1)	Total estimated amount of PWC Common Shares to be received in connection with the PWC Recapitalization and the PWC DSU Exchange Agreements	Total estimated amount of Bank Common Shares to be received pursuant to the Amalgamation in respect of PWC Common Shares held immediately prior to the Amalgamation	Estimated amount of PWC Replacement Options to be received in respect of PWC Options pursuant to the Amalgamation	Estimated amount of options to purchase Bank Common Shares to be received in respect of VersaBank Options pursuant to the Amalgamation	Total estimated Bank Common Shares held after the Amalgamation (2)	Total estimated Bank Series 1 Preferred Shares held after the Amalgamation	Total estimated Bank Series 3 Preferred Shares held after the Amalgamation
Patrick M. George Director	$16,136.30	40,201,795	752,849	Nil	Nil	1,145,656	300	Nil
						(5.37)%	(0.02)%

Christine George Associate of Patrick M. George	Nil	3,847,579	115,252	Nil	Nil	131,066	Nil	Nil
						(0.61)%

Name	Estimated cash payment to be received in respect of the redemption of PWC Class A Preferred Shares(1)	Total estimated amount of PWC Common Shares to be received in connection with the PWC Recapitalization and the PWC DSU Exchange Agreements	Total estimated amount of Bank Common Shares to be received pursuant to the Amalgamation in respect of PWC Common Shares held immediately prior to the Amalgamation		Estimated amount of PWC Replacement Options to be received in respect of PWC Options pursuant to the Amalgamation	Estimated amount of options to purchase Bank Common Shares to be received in respect of VersaBank Options pursuant to the Amalgamation	Total estimated Bank Common Shares held after the Amalgamation (2)	Total estimated Bank Series 1 Preferred Shares held after the Amalgamation	Total estimated Bank Series 3 Preferred Shares held after the Amalgamation
Estate of Eugene George Associate of Patrick M. George and Significant Shareholder of PWC	Nil	Nil	126,585		Nil	Nil	126,585	Nil	Nil
							(0.59)%

340268 Ontario Limited Significant Shareholder of PWC	Nil	168,060,320	4,723,526	(3)	Nil	Nil	6,671,994	Nil	Nil
							(31.30)%

William George Associate of 340268	Nil	22,170,704	411,348		Nil	Nil	1,065,072	Nil	Nil
							(5.00)%

Tel Matrundola Chairman and Director	Nil	3,753,661	73,048		119	Nil	96,813	100	Nil
							(0.45)%	(0.01)%

Kelly Barone Associate of Tel Matrundola	Nil	480,094	10,222		Nil	Nil	19,272	100	Nil
							(0.09)%	(0.01)%

Paul G. Oliver Director of PWC and VerasBank	Nil	237,459	4,911		Nil	Nil	18,617	1,000	300
							(0.09)%	(0.07)%	(0.02)%

J.S. (Steve) Wilson Director	Nil	Nil	18		Nil	Nil	18	Nil	Nil
							(< 0.01)%

Tony Dagnone Director	Nil	Nil	4,604		Nil	Nil	4,604	Nil	Nil
							(0.02)%

David R. Taylor Director, President and Chief Executive Officer of PWC and VersaBank	Nil	Nil	40,546		5,317	40,000	378,946	Nil	Nil
							(1.78)%

Barry D. Walter Senior Vice President and Chief Financial Officer of PWC and VersaBank	Nil	Nil	665		168	Nil	3,565	100	1,100
							(0.02)%	(0.01)%	(0.07)%

Cameron Mitchell Vice President, General Counsel & Corporate Secretary of PWC and VersaBank	Nil	Nil	Nil		Nil	Nil	Nil	Nil	Nil

Notes:

(1)                                     Assumes that the outstanding PWC Class A Preferred Shares will be redeemed on January 31, 2017.

(2)                                     Represents existing VersaBank Common Shares held prior to the Amalgamation together with Bank Common Shares that will be issued in exchange for PWC Common Shares under the Amalgamation.

(3)                                     This calculation takes into account the estimated 82,357,598 PWC Common Shares to be received by 340268 pursuant to the Debt Satisfaction Agreement.

Required VersaBank Shareholder Approval

In order for the Amalgamation to be effected, VersaBank Shareholders will be asked to consider and, if deemed advisable, approve the Amalgamation Resolution. The Amalgamation Resolution must be approved by not less than 66 2/3% of the votes cast by the holders of VersaBank Common Shares, VersaBank Series 1 Preferred Shares, and VersaBank Series 3 Preferred Shares, voting together as a single class (the “VersaBank Shareholder Approval”).

The full text of the Amalgamation Resolution is attached to this VersaBank Circular as Appendix B. Additionally, the Pre-Amalgamation Agreement and Amalgamation Agreement were filed on SEDAR under PWC’s profile.

Multilateral Instrument 61-101

VersaBank is a reporting issuer or equivalent in all of the provinces and territories of Canada. Among other things, VersaBank is subject to MI 61-101, which is intended to regulate certain transactions to ensure equality of treatment among securityholders, generally by requiring enhanced disclosure, approval by a majority of securityholders excluding related and interested parties and, in certain instances, independent valuations and approval and oversight of the transaction by a special committee of independent directors. The protections of MI 61-101 generally apply to “business combinations” (as defined in MI 61-101) that terminate the interests of securityholders without their consent. In addition, MI 61-101 provides that, in certain circumstances, where a “related party” of an issuer (as defined in MI 61-101) is a party to a transaction with the issuer, such transaction may be considered to be a “related party transaction” (as defined in MI 61-101) and may be subject to the minority approval requirements and formal valuation requirements.

Pursuant to MI 61-101, the Amalgamation constitutes a “business combination”.  As a result, the VersaBank Board established the VersaBank Independent Committee to, among other matters, review, direct and supervise the process to be carried out by VersaBank and its professional advisors in assessing the Amalgamation, review and consider the proposed structure, terms and conditions of the Amalgamation and to make a recommendation to the VersaBank Board with respect thereto. See “Particulars of the Amalgamation — Recommendation of the VersaBank Independent Committee”.

VersaBank filed an application pursuant to section 9.1 of MI 61-101 seeking a decision from the Ontario Securities Commission, as principal regulator, that the Amalgamation be exempt from: (i) the requirement set out in section 4.3 of MI 61-101 to obtain a formal valuation; and (ii) the requirement set out in section 4.5 of MI 61-101 to obtain minority approval. On November 15, 2016, the Ontario Securities Commission issued a decision and granting the exemptive relief sought by VersaBank with respect to both the formal valuation and minority approval requirements under MI 61-101 in respect of the Amalgamation.

Regulatory Matters

OSFI Approval

The Amalgamation is also conditional upon the receipt of the approval of the Amalgamation Agreement by the Superintendent of the Office of the Superintendent of Financial Institutions (“OSFI”). Pursuant to section 225 of the Bank Act (Canada), an amalgamation agreement must be submitted to the Superintendent for approval prior to seeking the approval of shareholders. As of the date of this VersaBank Circular, VersaBank has received OSFI’s approval of the Amalgamation Agreement. Assuming that the PWC Securityholders and VersaBank Shareholders approve the Amalgamation, VersaBank and PWC will make a further application to the Minister for the issuance of letters patent of amalgamation pursuant to section 228 of the Bank Act (Canada).

Each of VersaBank and PWC have covenanted that they shall make all filings and submissions that are required to obtain the letters patent of amalgamation and will use their commercially reasonable efforts to satisfy all requests for additional information received pursuant to those filings and submissions and any orders or requests made by a Governmental Entity under applicable legislation.

Competition Act Approval

VersaBank and PWC have taken steps to satisfy themselves that Competition Act Approval is not required for the Amalgamation.

Stock Exchange Listing Approvals

Pursuant to the Pre-Amalgamation Agreement, VersaBank has covenanted that it will use commercially reasonable efforts to obtain approval of the listing and posting for trading on the TSX of the Bank Common Shares and Bank Preferred Shares and otherwise comply with the TSX requirements relevant to the transactions contemplated by the Pre-Amalgamation Agreement.

As of the date of this VersaBank Circular, the TSX has conditionally approved: (i) the listing of the Bank Common Shares and Bank Preferred Shares pursuant to the Amalgamation; (ii) the listing of the Bank Common Shares issuable upon the exercise of the VersaBank Options which were converted into options to purchase Bank Common Shares as part of the Amalgamation; and (iii) the listing of the Bank Common Shares issuable upon the exercise of the PWC Replacement Options.  Such listing is subject to VersaBank fulfilling all of the listing requirements of the TSX.

Effects on VersaBank if the Amalgamation is Not Completed

If the Amalgamation Resolution is not approved by the VersaBank Shareholders or if the Amalgamation is not completed for any other reason, VersaBank Shareholders will continue to hold their current VersaBank Shares, VersaBank will remain a reporting issuer and the VersaBank Common Shares and VersaBank Preferred Shares will continue to be listed on the TSX. See “Risk Factors — Risk Factors Relating to the Amalgamation”.

RISK FACTORS

VersaBank Shareholders should carefully consider the following risk factors in evaluating whether to approve the Amalgamation. These risk factors should be considered in conjunction with the other information included in this VersaBank Circular and the Joint Disclosure Booklet, including certain sections of documents publicly filed, which sections are incorporated by reference herein.

Risk Factors Relating to the Amalgamation

There can be no certainty that all conditions to the Amalgamation will be satisfied or waived. Failure to complete the Amalgamation could negatively impact the share price of VersaBank Shares.

The completion of the Amalgamation is subject to a number of conditions, certain of which are outside the control of VersaBank, including VersaBank Shareholder Approval, PWC Securityholder Approvals, and the Required Regulatory Approvals. There can be no certainty, nor can VersaBank provide any assurance, that these conditions will be satisfied or waived, or if satisfied or waived, when they will be satisfied or waived.

If the Amalgamation is not completed, the market price of VersaBank Shares’ may decline to the extent that the market price reflects a market assumption that the Amalgamation will be completed. If the Amalgamation is terminated and the VersaBank Board decides to seek another transaction, there is no assurance that VersaBank will be able to find a transaction on terms as favourable to the VersaBank Shareholders as those under the Amalgamation.

If VersaBank is unable to complete the Amalgamation or if completion of the Amalgamation is delayed, there could be an adverse effect on VersaBank’s business, financial condition, operating results, and the price of VersaBank Shares.

A substantial delay in obtaining satisfactory approvals and/or the imposition of unfavourable terms or conditions in the approvals to be obtained could result in the termination of the Amalgamation. If (a) VersaBank Shareholders choose not to approve the Amalgamation, (b) VersaBank otherwise fails to satisfy, or fails to obtain a waiver of the satisfaction of, the closing conditions to the Amalgamation and the Amalgamation is not completed, (c) a Material Adverse Effect has occurred that results in the termination of the Pre-Amalgamation Agreement, or (d) any legal proceeding results in enjoining the Amalgamation, VersaBank could be subject to various adverse consequences, including that VersaBank would remain liable for significant costs relating to the Amalgamation, including, among others, its legal, accounting, financial advisory and financial printing expenses.

VersaBank and PWC may not realize the anticipated benefits of the Amalgamation.

VersaBank and PWC are proposing to complete the Amalgamation to create the opportunity to realize certain benefits including, among other things, those set forth in the VersaBank Circular under “Particulars of the Amalgamation — Reasons for the Amalgamation”. Achieving the benefits of the Amalgamation depends in part on the ability of the combined entity to maximize the potential of its improved growth opportunities. A variety of factors, including the risk factors set forth in this VersaBank Circular and the documents incorporated by reference herein, may adversely affect the Bank’s ability to achieve the anticipated benefits of the Amalgamation.

VersaBank’s directors and executive officers may have interests in the Amalgamation that are different from those of the VersaBank Shareholders.

In considering the recommendation of the VersaBank Independent Committee and the VersaBank Board to vote in favour of the Amalgamation Resolution, VersaBank Shareholders should be aware that certain directors and executive officers of VersaBank may have agreements or arrangements that provide them with interests in the Amalgamation that differ from, or are in addition to, those of VersaBank Shareholders, generally. See “Particulars of the Amalgamation — Interests of Certain Persons in the Amalgamation”.

Some of the conditions to the Amalgamation may be waived.

A number of the conditions set out in the Pre-Amalgamation Agreement and the Amalgamation Agreement may be waived by VersaBank and PWC, in whole or in part. If those conditions are waived, VersaBank will have the discretion to complete the Amalgamation without seeking further VersaBank Shareholder Approval of such waivers or amendments. In particular, VersaBank and PWC may decide to waive the mutual conditions relating to the valid exercise of Dissent Rights for any one or more of the classes of PWC Securities in whole or in part, and not necessarily proportionately amongst the various classes of PWC Securities, in their sole discretion.

The Pre-Amalgamation Agreement or the Amalgamation Agreement may be terminated in certain circumstances, including in the event of a Material Adverse Effect.

Each of VersaBank and PWC has a right to terminate the Pre-Amalgamation Agreement in certain circumstances. Additionally, the Amalgamation Agreement will also terminate under certain circumstances, including if the Pre-Amalgamation Agreement is terminated. Accordingly, there is no certainty, nor can either Party provide any assurance that the Pre-Amalgamation Agreement or the Amalgamation Agreement will not be terminated before the completion of the Transaction. For example, each Party has the right, in certain circumstances, to terminate the Pre-Amalgamation Agreement if changes occur that, individually or in the aggregate, have a Material Adverse Effect. Although a Material Adverse Effect excludes certain events that are beyond the control of the Parties (such as general changes in the economy in Canada or the United States or changes that affect the industries or markets in which VersaBank and PWC operate), there is no assurance that a change having a Material Adverse Effect on a Party will not occur before the Effective Date, in which case the other Party could elect to terminate the Pre-Amalgamation Agreement and the Transaction would not proceed.

Risk Factors Relating to the Bank

An investment in Bank Common Shares, Bank Series 1 Preferred Shares, and Bank Series 3 Preferred Shares as a result of the Amalgamation of VersaBank and PWC is subject to certain risks. In addition to the risk factors described under the headings “Enterprise Risk Management” and “Factors That May Affect Future Results” in VersaBank’s management’s discussion and analysis of financial condition and results of operations for the year ended October 31, 2015 and under the headings “Enterprise Risk Management” and “Factors That May Affect Future Results” in PWC’s management’s discussion and analysis of financial condition and results of operations for the year ended October 31, 2015, the following are additional and supplemental risk factors in relation to the Bank which VersaBank Shareholders should carefully consider before making a decision regarding the Amalgamation Resolution.

The pro forma consolidated financial statements are presented for illustrative purposes only and may not be an indication of the Bank’s financial condition or results of operations following the Amalgamation.

The pro forma consolidated financial statements contained in the Joint Disclosure Booklet are presented for illustrative purposes only and may not be an indication of the Bank’s financial condition or results of operations following the Amalgamation. The pro forma consolidated financial statements have been derived from the historical financial statements of VersaBank and PWC and certain adjustments and assumptions have been made regarding the Bank after giving effect to the Amalgamation. The information upon which these adjustments and assumptions have been made is preliminary and these adjustments and assumptions are difficult to make with complete accuracy.

Moreover, the pro forma consolidated financial statements do not reflect all costs that are expected to be incurred by the Bank in connection with the Amalgamation. For example, the impact of any incremental costs incurred in integrating VersaBank and PWC is not reflected in the pro forma consolidated financial statements. In addition, the assumptions used in preparing the pro forma consolidated financial information may not prove to be accurate and other factors may affect the Bank’s financial condition or results of operations following the Amalgamation. See “Information Concerning Bank after the Transaction — Pro Forma Financial Information of Bank” and the Unaudited Pro Forma Consolidated Financial Statements attached as Schedule E to the Joint Disclosure Booklet.

Following the Amalgamation, the trading price of the Bank Shares cannot be guaranteed and may be volatile due to various market-related and other factors.

The Bank Shares may be subject to material fluctuations and may increase or decrease in response to a number of events and factors, including: (a) current events affecting the economic or political situation in Canada; (b) legal or regulatory changes or government actions; (c) changes in financial estimates and recommendations by securities analysts; and (d) the operating and share price performance of other companies, including those that investors may deem comparable.

Risk Factors Related to the Business of VersaBank

Whether or not the Amalgamation is completed, VersaBank will continue to face many of the risks that it currently faces with respect to its business and affairs. A description of the risk factors (incorporated by reference into this VersaBank Circular) applicable to VersaBank are contained under the headings “Enterprise Risk Management” and “Factors That May Affect Future Results” in VersaBank’s management’s discussion and analysis of operations and financial condition for the year ended October 31, 2015, and in VersaBank’s other filings with Securities Authorities.

VERSABANK SHARE CERTIFICATES

VersaBank Shareholders are not required to exchange their VersaBank Share certificates. Upon the completion of the Amalgamation, certificates representing VersaBank Shares will represent Bank Shares. After the Effective Date, former VersaBank Shareholders who wish to have a share certificate which reflects the Amalgamation may send in their share certificate(s) for exchange to the Transfer Agent at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations generally applicable in respect of the Amalgamation to (i) a beneficial holder of VersaBank Common Shares, (ii) a beneficial holder of VersaBank Series 1 Preferred Shares, and (iii) a beneficial holder of VersaBank Series 3 Preferred Shares who, for the purposes of the Income Tax Act (Canada) (the “Tax Act”) and at all relevant times, holds the VersaBank Common Shares, the VersaBank Series 1 Preferred Shares and the VersaBank Series 3 Preferred Shares (as applicable) as capital property, deals at arm’s length with VersaBank, PWC, and the Bank, and is not affiliated with VersaBank, PWC, or the Bank (a “Holder”). Generally, VersaBank Shares will be capital property to a Holder unless the VersaBank Shares are held in the course of carrying on a business of buying and selling securities or have been acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and counsel’s understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policies or assessing practices, whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may be different from those discussed in this summary.

This summary is not applicable to: (i) a Holder that is a “financial institution” for the purposes of the mark-to-market rules in the Tax Act; (ii) a Holder, an interest in which is a “tax shelter investment” for the purposes of the Tax Act; (iii) a Holder who reports its “Canadian tax results” within the meaning of section 261 of the Tax Act in a currency other than Canadian currency; (iv) a Holder that is a foreign affiliate, as defined in the Tax Act, of a taxpayer resident in Canada; or (v) a Holder that has entered into or will enter into a “derivative forward agreement”, as defined in the Tax Act, in respect of any of the VersaBank Shares. Such Holders should consult their own tax advisors.

This summary is not, and is not intended to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders should consult their own tax advisors with respect to the Canadian federal income tax consequences of the Amalgamation having regard to their own particular circumstances.

Holders Resident in Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is resident or deemed to be resident in Canada (a “Resident Holder”).

Certain Resident Holders who might not otherwise be considered to hold their VersaBank Shares as capital property may be entitled, in certain circumstances, to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such VersaBank Shares and all other “Canadian securities” (as defined in the Tax Act) owned by such Holder in the taxation year in which the election is made, and in all subsequent taxation years, deemed to be capital property. Any person contemplating making such an election should consult its own tax advisor for advice whether the election is available or advisable in its own particular circumstances.

Amalgamation — VersaBank Common Shares

On the Amalgamation, VersaBank Common Shares will automatically be exchanged for Bank Common Shares. A Resident Holder will not realize any capital gain or capital loss as a result of the Amalgamation or of this exchange. For purposes of determining the Resident Holder’s adjusted cost base of the Bank Common Shares held by such Resident Holder following the Amalgamation, the Resident Holder’s cost of the Bank Common Shares will be equal to the adjusted cost base of the Resident Holder’s VersaBank Common Shares immediately prior to the Amalgamation.

Amalgamation — VersaBank Series 1 Preferred Shares

On the Amalgamation, VersaBank Series 1 Preferred Shares will automatically be exchanged for Bank Series 1 Preferred Shares. A Resident Holder will not realize any capital gain or capital loss as a result of the Amalgamation or of this exchange. For purposes of determining the Resident Holder’s adjusted cost base of the Bank Series 1 Preferred Shares held by such Resident Holder following the Amalgamation, the Resident Holder’s cost of the Bank Series 1 Preferred Shares will be equal to the adjusted cost base of the Resident Holder’s VersaBank Series 1 Preferred Shares immediately prior to the Amalgamation.

Amalgamation — VersaBank Series 3 Preferred Shares

On the Amalgamation, VersaBank Series 3 Preferred Shares will automatically be exchanged for Bank Series 3 Preferred Shares. A Resident Holder will not realize any capital gain or capital loss as a result of the Amalgamation or of this exchange. For purposes of determining the Resident Holder’s adjusted cost base of the Bank Series 3 Preferred Shares held by such Resident Holder following the Amalgamation, the Resident Holder’s cost of the Bank Series 3 Preferred Shares will be equal to the adjusted cost base of the Resident Holder’s VersaBank Series 3 Preferred Shares immediately prior to the Amalgamation.

Holders Not Resident in Canada

The following portion of this summary is applicable to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is not and has not been or deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold, VersaBank Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”).  Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Amalgamation — VersaBank Common Shares

On the Amalgamation, VersaBank Common Shares will automatically be exchanged for Bank Common Shares. A Non-Resident Holder will not realize any capital gain or capital loss as a result of the Amalgamation or of this exchange. For purposes of determining the Non-Resident Holder’s adjusted cost base of the Bank Common Shares held by such Non-Resident Holder following the Amalgamation, the

Non-Resident Holder’s cost of the Bank Common Shares will be equal to the adjusted cost base of the Non-Resident Holder’s VersaBank Common Shares immediately prior to the Amalgamation.

Amalgamation — VersaBank Series 1 Preferred Shares

On the Amalgamation, VersaBank Series 1 Preferred Shares will automatically be exchanged for Bank Series 1 Preferred Shares. A Non-Resident Holder will not realize any capital gain or capital loss as a result of the Amalgamation or of this exchange. For purposes of determining the Non-Resident Holder’s adjusted cost base of the Bank Series 1 Preferred Shares held by such Non-Resident Holder following the Amalgamation, the Non-Resident Holder’s cost of the Bank Series 1 Preferred Shares will be equal to the adjusted cost base of the Non-Resident Holder’s VersaBank Series 1 Preferred Shares immediately prior to the Amalgamation.

Amalgamation — VersaBank Series 3 Preferred Shares

On the Amalgamation, VersaBank Series 3 Preferred Shares will automatically be exchanged for Bank Series 3 Preferred Shares. A Non-Resident Holder will not realize any capital gain or capital loss as a result of the Amalgamation or of this exchange. For purposes of determining the Non-Resident Holder’s adjusted cost base of the Bank Series 3 Preferred Shares held by such Non-Resident Holder following the Amalgamation, the Non-Resident Holder’s cost of the Bank Series 3 Preferred Shares will be equal to the adjusted cost base of the Non-Resident Holder’s VersaBank Series 3 Preferred Shares immediately prior to the Amalgamation.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Aggregate Indebtedness Outstanding

The table below shows the aggregate indebtedness to VersaBank or its subsidiaries of all executive officers, directors, employees and former executive officers, directors and employees as at October 31, 2016.

AGGREGATE INDEBTEDNESS ($)(1)(2)

Purpose	To the Corporation or its subsidiaries		To another entity
Share purchases	147,282	(3)	n/a
Other	1,484,175		n/a

Notes:

(1)                                 Routine indebtedness, as defined under Canadian securities law, has not been reported.

(2)                                 Subject to restrictions under applicable law, employees are eligible for loans at an interest rate of 50 basis points over cost of funds to assist them with home purchases and to assist with other credit requirements. Lending limits for employees are, like those for other customers, based on household income and risk profile.

(3)                                 To the knowledge of VersaBank, the amount shown represents loans made by VersaBank in connection with the purchase of securities of PWC.

Indebtedness of Directors and Executive Officers

The table below shows the indebtedness of each executive officer and director of VersaBank that is indebted to VersaBank or its subsidiaries as at October 31, 2016.

Name and principal Position	Involvement of the Corporation or its subsidiaries	Largest amount outstanding during 2015 financial year(1) ($)	Amount outstanding as at October 31, 2016(1) ($)		Financially assisted securities purchases during 2015 financial year (#)	Security for indebtedness	Amount forgiven during 2015 financial year ($)
Securities purchase programs
Jonathan Taylor SVP, Deposit Services & Human Resources of VersaBank	VersaBank as Lender	128,000	128,000	(2)	Nil	Nil	Nil
Other programs
David R. Taylor Director, President and CEO of PWC and VersaBank	VersaBank as Lender	500,000	500,000	(3)	Nil	Nil	Nil
Nick Kristo SVP & CRO of VersaBank	VersaBank as Lender	70,004	46,384	(4)	Nil	Nil	Nil
Jonathan Taylor SVP, Deposit Services & Human Resources of VersaBank	VersaBank as Lender	124,747	73,546	(5)	Nil	Nil	Nil
Jean-Paul Beker VP, Real Estate Lending of VersaBank	VersaBank as Lender	24,333	23,333	(6)	Nil	Nil	Nil
David Thoms VP, Structured Corporate Finance of VersaBank	VersaBank as Lender	15,554	14,554	(7)	Nil	Nil	Nil

Notes:

(1)                                 Routine indebtedness, as defined under Canadian securities law, has not been reported.

(2)                                 Amount represents a personal loan with a 5 year term at a rate of 3.01% to assist with the exercise of options to purchase shares of PWC that occurred during the 2007 financial year.  The loan matures March 1, 2020 and is evidenced by a promissory note.

(3)                                 David Taylor is not personally indebted to VersaBank.  However, Avstar Inc., Mr. Taylor’s personal holding company, has a revolving loan with VersaBank at a rate of 2.67%.

(4)                                 Amount represents a personal loan with a 5 year term at a rate of 2.55% maturing November 1, 2019.

(5)                                 Amount represents an interest free relocation loan maturing May 1, 2018, a personal loan with a 5 year term at a rate of 3.01% maturing March 15, 2020, a personal loan with a 5 year term at a rate of 3.01% maturing March 1, 2020, and a personal loan with a 5 year term at a rate of 3.63% maturing July 1, 2019.

(6)                                 Amount represents an interest free relocation loan with a 25 year term maturing May 1, 2031.

(7)                                 Amount represents an interest free relocation loan with a 25 year term maturing February 1, 2040.

STATUTORY RIGHTS

Canadian Securities Laws provide VersaBank Shareholders with, in addition to any other rights they may have at Law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those VersaBank Shareholders. However, such rights must be exercised within prescribed time limits. VersaBank Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

AUDITORS, TRANSFER AGENT AND TRUSTEE

KPMG LLP, Chartered Professional Accountants, Saskatoon, Saskatchewan are the auditors of VersaBank and are independent of VersaBank within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accounts of Saskatchewan.

Computershare Investor Services Inc. at its offices in Toronto, Ontario is the transfer agent and registrar for the VersaBank Common Shares, VersaBank Series 1 Preferred Shares and VersaBank Series 3 Preferred Shares.

OTHER INFORMATION AND MATTERS

There is no information or matter not disclosed in this VersaBank Circular or the Joint Disclosure Booklet but known to VersaBank that would be reasonably expected to affect the decision of the VersaBank Shareholders to vote for or against any of the resolutions put forward at the VersaBank Meeting.

LEGAL MATTERS

Certain legal matters in connection with the Amalgamation are to be passed upon by Stikeman Elliott LLP on behalf of VersaBank and PWC, by Cassels Brock & Blackwell LLP on behalf of the VersaBank Independent Committee and by Borden Ladner Gervais LLP on behalf of the PWC Independent Committee.

INTERESTS OF EXPERTS

The audited consolidated financial statements of PWC for the years ended October 31, 2015 and October 31, 2014, together with the auditors’ report thereon and the accompanying notes thereto, incorporated by reference in the Joint Disclosure Booklet, have been audited by KPMG LLP, Chartered Professional Accountants, as set forth in their report thereon.

ADDITIONAL INFORMATION

The information contained in this VersaBank Circular and the Joint Disclosure Booklet is given as of November 18, 2016, except as otherwise indicated. Financial information is provided in VersaBank’s audited consolidated financial statements and management’s discussion and analysis for its most recently completed financial year and the interim period ended July 31, 2016.

A copy of VersaBank’s management’s discussion and analysis and the financial statements for VersaBank’s most recently completed financial year, including the auditor’s report thereon, together with any subsequent interim financial statements, may be obtained, without charge, upon request from the Corporate Secretary of VersaBank at Suite 2002-140 Fullarton Street, London, Ontario N6A 5P2, by calling (519) 675-4201 or by email request to CameronM@versabank.com.

Interested persons may also access disclosure documents and any reports, statements or other information that VersaBank files with the Securities Authorities under VersaBank’s profile on the SEDAR website at www.sedar.com.

APPROVAL OF DIRECTORS

The VersaBank Board approved the contents of this VersaBank Notice of Special Meeting and VersaBank Circular, and the Joint Disclosure Booklet (excluding information pertaining to PWC), and authorized it to be sent to each VersaBank Shareholder who is eligible to receive notice of and to vote his or her VersaBank Shares at the VersaBank Meeting, as well as to each director and to the auditors.

DATED this 22nd day of November, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Colin E. Litton”

Colin E. Litton
Director and Chair of the VersaBank Independent Committee

CONSENT OF RBC DOMINION SECURITIES INC.

We refer to the fairness opinion dated September 12, 2016 (the “RBC Fairness Opinion”) attached as Appendix C to the management information circular (the “VersaBank Circular”) of VersaBank dated November 22, 2016 relating to the special meeting of the shareholders of VersaBank to approve the Amalgamation Resolution (as defined in the VersaBank Circular). We consent to the inclusion of the RBC Fairness Opinion in the VersaBank Circular, to the filing of the RBC Fairness Opinion with the securities regulatory authorities and to the inclusion of a summary of, and references to, the RBC Fairness Opinion in the VersaBank Circular.

(Signed) “RBC Dominion Securities Inc.”

Toronto, Ontario

November 22, 2016

APPENDIX A
GLOSSARY OF TERMS

Unless the context otherwise requires or where otherwise provided, the following words and terms shall have the meanings set forth below when used in this VersaBank Circular and the Joint Disclosure Booklet:

“340268” means 340268 Ontario Limited.

“Acquisition Proposals” means, other than the transactions contemplated by the Pre-Amalgamation Agreement and other than any transaction involving only a party and/or one or more of its wholly-owned Subsidiaries, any offer, proposal or inquiry from any Person or group of Persons, whether or not in writing and whether or not delivered to the shareholders of a party, after the date hereof relating to: (a) any acquisition or purchase, direct or indirect, through one or more transactions, of: (i) the assets of that party and/or one or more of its Subsidiaries that, individually or in the aggregate, constitute 50% or more of the consolidated assets of that party and its Subsidiaries, taken as a whole, or which contribute 50% or more of the consolidated revenue of a party and its Subsidiaries, taken as a whole, or (ii) 50% or more of any voting or equity securities of that party or any one or more of its Subsidiaries that, individually or in the aggregate, contribute 50% or more of the consolidated revenues or constitute 50% or more of the consolidated assets of that party and its Subsidiaries, taken as a whole; (b) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of Persons beneficially owning 50% or more of any class of voting or equity securities of that party; or (c) a plan of arrangement, scheme of arrangement, merger, amalgamation, consolidation, share exchange, share reclassification, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving that party and/or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 50% or more of the consolidated assets or revenues, as applicable, of that party and its Subsidiaries, taken as a whole.

“Amalgamating Entities Shares” has the meaning given to such term under “Particulars of the Amalgamation — The Amalgamation”.

“Amalgamation” means the amalgamation of VersaBank and PWC under the Bank Act (Canada) on the terms and conditions set forth in the Amalgamation Agreement.

“Amalgamation Agreement” means the amalgamation agreement dated September 12, 2016 between VersaBank and PWC, as amended and restated on November 15, 2016, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, a copy of which was filed under VersaBank’s profile on SEDAR.

“Amalgamation Resolution” means the resolution of the VersaBank Shareholders to approve the Amalgamation, a copy of which is attached as Appendix B to this VersaBank Circular.

“Bank” means the entity to be formed as a result of the Amalgamation.

“Bank Common Shares” means the common shares of the Bank, having the same rights and privileges as the VersaBank Common Shares in all respects.

“Bank Preferred Shares” means Bank Series 1 Preferred Shares and Bank Series 3 Preferred Shares.

“Bank Series 1 Preferred Shares” means the series 1 preferred shares of the Bank, having the same rights and privileges as the VersaBank Series 1 Preferred Shares in all respects.

“Bank Series 3 Preferred Shares” means the series 3 preferred shares of the Bank, having the same rights and privileges as the VersaBank Series 3 Preferred Shares in all respects.

“Bank Shares” means Bank Common Shares, Bank Series 1 Preferred Shares, and Bank Series 3 Preferred Shares.

“Beneficial VersaBank Shareholders” means a non-registered, beneficial holder of VersaBank Shares whose VersaBank Shares are held through an Intermediary.

“BLG” means Borden Ladner Gervais LLP.

“Business Day” means any day of the year other than a Saturday, Sunday or any day on which banks are authorized or required to close in Toronto, Ontario.

“CBB” means Cassels Brock & Blackwell LLP.

“Commissioner of Competition” means the Commissioner of Competition appointed pursuant to subsection 7(1) of the Competition Act (Canada) or his designee.

“Competition Act Approval” means:

(a)                                 the issuance to VersaBank of an advance ruling certificate by the Commissioner of Competition under Subsection 102(1) of the Competition Act (Canada); or

(b)                                 both of (A) the waiting period, including any extension thereof, under Section 123 of the Competition Act (Canada) shall have expired or been terminated or the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act (Canada) shall have been waived in accordance with paragraph 113(c) of the Competition Act (Canada), and (B) VersaBank shall have received a letter from the Commissioner of Competition indicating that she does not, as of the date of the letter, intend to make an application under Section 92 of the Competition Act (Canada) in respect of the Amalgamation and such letter shall not have been rescinded.

“Constating Documents” means articles of incorporation, amalgamation, or continuation, as applicable, letters patent, by-laws, and all amendments to such articles, letters patent, or by-laws.

“Crosbie” means Crosbie & Company Inc.

“Crosbie Fairness Opinions and Formal Valuations” means the fairness opinions and formal valuations provided by Crosbie as further described under the heading “The Transaction — Crosbie Fairness Opinions and Formal Valuations” in the PWC Circular, a copy of which is attached as Appendix E to the PWC Circular.

“CWG/PWC Facility” means the credit facility available to PWC through CIBC Wood Gundy.

“Debt Satisfaction” means the debt satisfaction on the terms set out in the Debt Satisfaction Agreement.

“Debt Satisfaction Agreement” means the debt satisfaction agreement between PWC and 340268 dated September 12, 2016, as amended by the amending agreement between PWC and 340268 dated November 15, 2016, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, a copy of which was filed under PWC’s profile on SEDAR.

“Depositary” means Computershare Investors Services Inc.

“Depositary Agreement” means the depositary agreement among PWC, VersaBank and the Depositary dated November 22, 2016.

“Dissenting Shareholder” means a registered holder of PWC Common Shares who, in connection with the PWC Common Shareholders Resolution, has validly exercised the right to dissent pursuant to section 190 of the CBCA in strict compliance with the provisions thereof and thereby becomes entitled to receive the fair value of such holder’s PWC Common Shares determined as of the close of business on the day before the adoption of the PWC Common Shareholders Resolution and has not withdrawn or been deemed to have withdrawn such exercise of dissent rights, but only in respect of the PWC Common Shares in respect of which dissent rights are validly exercised by such holder.

“Dissenting Shares” means the PWC Common Shares in respect of which dissent rights are validly exercised by a Dissenting Shareholder.

“Dissent Rights” means PWC Common Share Dissent Rights, PWC Class B Dissent Rights, and PWC Series C Dissent Rights, as applicable.

“Effective Consideration” has the meaning given to such term in the RBC Fairness Opinion.

“Effective Date” has the meaning given to such term under “Particulars of the Amalgamation — Effective Date”.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date, or such other time as VersaBank and PWC agree to in writing before the Effective Date.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, commissioner, minister, cabinet, governor in council, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange.

“Holder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations”.

“IFRS” means generally accepted accounting principles as set out in the CPA Canada Handbook — Accounting for an entity that prepares its financial statements in accordance with International Financial Reporting Standards, at the relevant time, applied on a consistent basis.

“Incremental Net Assets” has the meaning given to such term under “Particulars of the Amalgamation — Reasons for the Amalgamation”.

“Initially Proposed Transaction” has the meaning given to such term under “Particulars of the Amalgamation — Background to the Amalgamation”.

“Intermediary” means an intermediary with which a Beneficial VersaBank Shareholder may deal, including banks, trust companies, securities dealers or brokers and trustees or administrators of self-

directed trusts governed by RRSPs, RRIFs, RESTs (collectively as defined in the Tax Act) and similar plans, and their nominees.

“Joint Disclosure Booklet” means the joint disclosure booklet accompanying and forming part of this VersaBank Circular which includes additional information regarding each of VersaBank, PWC and the Bank.

“Kingsdale Shareholder Services” means the proxy solicitation and information agent retained by PWC and VersaBank.

“Law” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise.

“Loan Facility” means the loan facility between PWC and 340268 dated as of September 12, 2016, as amended by the amending agreement between PWC and 340268 dated as of November 15, 2016, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, a copy of which was filed under PWC’s profile on SEDAR.

“Material Adverse Effect” means, in respect of either PWC or VersaBank, any change, event, occurrence, effect or circumstance that is or could reasonably be expected to be material and adverse to the business, financial condition, or operations of such party and its Subsidiaries taken as a whole, other than changes, events, occurrences, statements of facts, effects, or circumstances that arise from or in connection with:

(a)                                 general political, economic, financial, currency exchange, securities, capital or credit market conditions in Canada or the United States;

(b)                                 any act of terrorism, war (whether or not declared), armed hostilities, riots, insurrection, civil disorder, military conflicts or other armed conflict, in each case, whether occurring within or outside of Canada or the United States;

(c)                                  any change or proposed change in Law, IFRS or accounting rules or the interpretation thereof applicable to the industries or markets in which either party operates; and

(d)                                 any change affecting the industries or markets in which such party operates;

provided, however, that with respect to clauses (a), (b) and (d), such matters do not have a materially disproportionate effect on such party as a whole, relative to companies of similar size operating in the industries or markets in which such party operates.

“Meetings” means the PWC Meetings and the VersaBank Meeting.

“MI 61-101” means Multilateral Instrument 61-101 - Protection of Minority Shareholders in Special Transactions.

“MTCC” means Montreal Trust Company of Canada, a predecessor of Computershare.

“NI 54-101” means National Instrument 54-101 — Communications with Beneficial Owners of Securities of a Reporting Issuer.

“Minister” means the Minister of Finance of Canada.

“Non-Resident Holder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada”.

“Outside Date” means February 28, 2017 or such later date as may be agreed to in writing by the parties.

“OSFI” means the Office of the Superintendent of Financial Institutions.

“Party” means either PWC or VersaBank.

“Person” includes any individual, partnership, limited partnership, limited liability partnership, joint venture, association, body corporate, corporation, company, unincorporated association, limited liability company, unlimited liability company, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Pre-Amalgamation Agreement” means the pre-amalgamation agreement dated September 12, 2016 between PWC and VersaBank, as amended and restated on November 15, 2016, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, a copy of which was filed under PWC’s profile on SEDAR.

“Proposed Amendments” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations”.

“Proxy Solicitation and Information Agent” has the meaning given to such term under “Information Concerning the Meeting — Solicitation of Proxies”.

“PWC” means PWC Capital Inc.

“PWC 7.5% Notes” means the 7.5% notes of PWC maturing on March 31, 2017.

“PWC Annual Information Form” means PWC’s revised annual information form for the year ended October 31, 2015 dated January 27, 2016.

“PWC Board” means the Board of Directors of PWC as constituted from time to time.

“PWC Board Recommendation” means a statement that the PWC Board has received the Crosbie Fairness Opinions and Formal Valuations, and has unanimously, after receiving legal and financial advice and the recommendation of the PWC Independent Committee, determined that the Transaction Resolutions are in the best interests of PWC and recommends that the applicable PWC Securityholders vote in favour of the Transaction Resolutions, as applicable.

“PWC Circular” means the notice of meeting of holders of PWC Series C Notes, notice of special meeting of holders of PWC Common Shares, notice of special meeting of holders of PWC Class B Preferred Shares, the accompanying management information circular and the Joint Disclosure Booklet, including all schedules, appendices and exhibits thereto, and all information incorporated by reference in such management information circular and the Joint Disclosure Booklet, to be sent to PWC Securityholders in connection with the PWC Meetings, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Pre-Amalgamation Agreement and the Amalgamation Agreement.

“PWC Class A Preferred Shareholders” means the registered or beneficial, as applicable, holders of issued and outstanding PWC Class A Preferred Shares.

“PWC Class A Preferred Shares” means the non-voting, non-participating Class “A” Preferred Shares in the capital of PWC.

“PWC Class B Amendment” means the amendment to the terms and conditions of the PWC Class B Preferred Shares set forth in the PWC Class B Articles of Amendment.

“PWC Class B Articles of Amendment” means the articles of amendment that will effect the PWC Class B Amendment, a copy of which is attached as Appendix F to the PWC Circular.

“PWC Class B Dissent Rights” means the rights of dissent in respect of the PWC Class B Amendment pursuant to section 190 of the CBCA.

“PWC Class B Preferred Shareholders” means the registered or beneficial, as applicable, holder of issued and outstanding PWC Class B Preferred Shares.

“PWC Class B Preferred Shareholders Meeting” means the special meeting of PWC Class B Preferred Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Pre-Amalgamation Agreement to consider the PWC Class B Preferred Shareholders Resolution and for any other purpose as may be set out in the PWC Circular and agreed to in writing by VersaBank.

“PWC Class B Preferred Shareholders Resolution” means the special resolutions of the PWC Class B Preferred Shareholders which are to be considered at the PWC Class B Preferred Shareholders Meeting, a copy of which is attached as Appendix C to the PWC Circular.

“PWC Class B Preferred Shares” means the non-voting, non-participating Class “B” Preferred Shares in the capital of PWC.

“PWC Common Share Dissent Rights” means the rights of dissent in respect of the Amalgamation pursuant to section 190 of the CBCA.

“PWC Common Shareholders” means the registered or beneficial, as applicable, holder of issued and outstanding PWC Common Shares.

“PWC Common Shareholders Meeting” means the special meeting of PWC Common Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Pre-Amalgamation Agreement to consider the PWC Common Shareholders Resolution and for any other purpose as may be set out in the PWC Circular and agreed to in writing by VersaBank.

“PWC Common Shareholders Resolution” means the special resolutions of the PWC Common Shareholders which are to be considered at the PWC Common Shareholders Meeting, a copy of which is attached as Appendix B to the PWC Circular.

“PWC Common Shares” means the common shares without par value in the capital of PWC.

“PWC Debt Repayment” means (i) the issuance of PWC Common Shares to 340268 pursuant to the Debt Satisfaction Agreement, (ii) the redemption of the PWC 7.5% Notes and the PWC Class A Preferred Shares, each in accordance with their terms and (iii) the satisfaction and discharge of the CWG/PWC Facility.

“PWC DSU Plan” means the deferred share unit plan of PWC adopted in March 2006.

“PWC DSUs” means the deferred share units of PWC issued pursuant to the PWC DSU Plan.

“PWC DSU Exchange Agreements” means the agreements to be entered into between PWC and each holder of PWC DSUs pursuant to which each holder of PWC DSUs agrees to exchange each issued and outstanding DSU for one (1) PWC Common Share immediately prior to the Effective Time.

“PWC Independent Committee” means the independent committee established by the PWC Board to, among other things, review and consider the Transaction.

“PWC Meetings” means PWC Common Shareholders Meeting, PWC Series C Noteholders Meeting, and PWC Class B Preferred Shareholders Meeting.

“PWC Options” means the outstanding options to purchase PWC Common Shares issued pursuant to the PWC Stock Option Plan.

“PWC Recapitalization” means the PWC Class B Amendment and PWC Series C Amendment.

“PWC Replacement Options” has the meaning given to such term under “Particulars of the Amalgamation — The Amalgamation”.

“PWC Securities” means, collectively the PWC Common Shares, the PWC Class B Preferred Shares and the PWC Series C Notes.

“PWC Securityholder Approvals” means approval of the PWC Series C Noteholders Resolution, the PWC Common Shareholders Resolution, and the PWC Class B Preferred Shareholders Resolution:

(a)         at least 66 2/3% of the votes cast by holders of PWC Common Shares present in person or represented by proxy at the meeting of holders of PWC Common Shares;

(b)         a majority of the votes cast by the holders of PWC Common Shares present in person or represented by proxy at the meeting of holders of PWC Common Shares other than those required to be excluded in determining such approval pursuant to MI 61-101 and the rules and policies of the TSX;

(c)          at least 66 2/3% of the votes cast by holders of PWC Class B Preferred Shares present in person or represented by proxy at the meeting of holders of PWC Class B Preferred Shares; and

(d)         at least 66 2/3% of the votes cast by holders of PWC Series C Notes present in person or represented by proxy at the meeting of holders of PWC Series C Notes.

“PWC Securityholders” means, collectively, the PWC Common Shareholders, the PWC Class B Preferred Shareholders and the PWC Series C Noteholders.

“PWC Series C Amendment” means the amendments to the Series C Indenture, set out in the PWC Supplemental Indenture.

“PWC Series C Dissent Rights” means the rights of dissent in respect of the PWC Series C Amendment granted to holders of PWC Series C Notes, such rights to be granted on terms substantially similar to those set out in section 190 of the CBCA.

“PWC Series C Exchange” means the exchange of 7,468.211 PWC Common Shares for $1,000 principal amount of PWC Series C Notes, pursuant to the PWC Series C Amendment.

“PWC Series C Noteholders” means the registered or beneficial, as applicable, holder of one or more PWC Series C Note.

“PWC Series C Noteholders Meeting” means the special meeting of PWC Series C Noteholders, including any adjournment or postponement thereof to be called and held in accordance with the Pre-Amalgamation Agreement and the Series C Indenture to consider the PWC Series C Noteholders Resolution and for any other purpose as may be set out in the PWC Circular and agreed to in writing by VersaBank.

“PWC Series C Noteholders Resolution” means the extraordinary resolutions of the PWC Series C Noteholders which are to be considered at the PWC Series C Noteholders Meeting, a copy of which is attached as Appendix D to the PWC Circular.

“PWC Series C Notes” means the 9% Series C Notes of PWC maturing October 16, 2018.

“PWC Supplemental Indenture” means the supplemental trust indenture to the Series C Indenture proposed to be executed by PWC and Computershare, giving effect to the amendments required to effect the PWC Series C Exchange, a copy of which is attached as Appendix G to the PWC Circular.

“PWC Stock Option Plan” means PWC’s Stock Option Incentive Plan dated March 1, 2016.

“PWC Transaction Agreements” means the Pre-Amalgamation Agreement, the Amalgamation Agreement, the Loan Facility and the Debt Satisfaction Agreement.

“RBC” has the meaning given to such term under “Particulars of the Amalgamation — Background to the Amalgamation”.

“RBC Engagement Agreement” has the meaning given to such term under “Particulars of the Amalgamation — RBC Fairness Opinion”.

“RBC Fairness Opinion” means the fairness opinion provided by RBC as further described under the heading “Particulars of the Amalgamation — RBC Fairness Opinion”, a copy of which is attached as Appendix C to this VersaBank Circular.

“Record Date” means November 23, 2016.

“Redemptions” means the redemption of the PWC Class A Preferred Shares and the PWC 7.5% Notes for a cash payment in accordance with their terms.

“Registered VersaBank Shareholders” means a registered holder of VersaBank Shares as recorded in the registers maintained by the Transfer Agent.

“Required Regulatory Approvals” means the:

(a)                                 approval of the Minister under section 228 of the Bank Act (Canada) in connection with the Amalgamation;

(b)                                 any required approvals of the TSX in connection with the transactions contemplated by the Pre-Amalgamation Agreement;

(c)                                  the Competition Act Approval; and

(d)                                 any other consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Entity in connection with the Transaction, in each case to the extent in connection with the Transaction and only to the extent that the failure to obtain any approval would (i) have a material adverse effect on the Bank and its Subsidiaries taken as a whole, or (ii) detract significantly from the anticipated benefits of the Transaction.

“Representatives” means any officer, director, employee, representative (including any financial or other advisor) or agent of any party or any of its Subsidiaries.

“Resident Holder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada”.

“Securities Laws” means the Securities Act (Ontario) and any other applicable Canadian provincial and territorial rules and regulations and published policies thereunder.

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Series C Indenture” means the trust indenture dated October 13, 1998 between PWCC and MTCC (a predecessor company of Computershare), as amended by the first supplemental trust indenture dated December 1, 2001 between PWCC, MTCC, and Computershare, as amended by the second supplemental indenture dated January 1, 2001 between PWCC and Computershare, as amended by the third supplemental indenture dated June 12, 2008 between PWCC and Computershare, as amended by the fourth supplemental trust indenture dated July 1, 2009 between PWCC and Computershare, and as amended by the fifth supplemental trust indenture dated August 27, 2013 between PWCC and Computershare.

“Subsidiary” means, with respect to a Person, any entity, whether incorporated or unincorporated: (i) of which such Person or any other Subsidiary of such Person is a general partner; or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person and/or by any one or more of its Subsidiaries; and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Superintendent” means the Superintendent of Financial Institutions appointed pursuant to the Office of the Superintendent of Financial Institutions Act.

“Superior Proposal” means, with respect to a party, any unsolicited bona fide written Acquisition Proposal from a Person who is an arm’s length third party to such party to purchase or otherwise acquire, directly or indirectly, by means of a merger, take-over bid, amalgamation, plan of arrangement, business combination, consolidation, recapitalization, liquidation, winding up or other transaction, not less than all of the outstanding common shares of such party not owned by the Person making such Acquisition Proposal or its Affiliates, or all or substantially all of the assets of the party on a consolidated basis that: (a) complies with Securities Laws and did not result from or involve a breach of the Pre-Amalgamation Agreement or any agreement between the Person making such Acquisition Proposal and such party; (b) is reasonably capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such Acquisition Proposal; (c) is not subject to any financing contingency and in respect of which adequate arrangements have been made to ensure that the required funds or other consideration will be available to effect payment in full for all of the common shares of such party; (d) is not subject to any due diligence and/or access condition; (e) that the board of directors of such party and any relevant committee thereof determines, in its good faith judgment, after receiving the advice of its outside legal counsel and financial advisors and after taking into account all the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal, would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, than the transactions contemplated by the Pre-Amalgamation Agreement.

“Superior Proposal Notice” has the meaning given to such term under “Schedule D — Summary of the Pre-Amalgamation Agreement and Amalgamation Agreement — Pre-Amalgamation Agreement — Non-Solicitation Covenant — Superior Proposals” in the Joint Disclosure Booklet.

“Tax Act” means Income Tax Act (Canada).

“Transaction” means the transactions contemplated in the Transaction Resolutions and the redemption of the outstanding PWC 7.5% Notes.

“Transaction Resolutions” means the PWC Series C Noteholders Resolution, PWC Common Shareholders Resolution, and PWC Class B Preferred Shareholders Resolution.

“Transfer Agent” means Computershare Investors Services Inc.

“TSX” means the Toronto Stock Exchange.

“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person” means a “U.S. person” as defined in Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

“VersaBank” means VersaBank.

“VersaBank Annual Information Form” means VersaBank’s annual information form for the year ended October 31, 2015 dated January 26, 2016.

“VersaBank Board” means the Board of Directors of VersaBank as constituted from time to time.

“VersaBank Board Recommendation” means a statement that the VersaBank Board has received the RBC Fairness Opinion, and has unanimously, after receiving legal and financial advice and the recommendation of the VersaBank Independent Committee, determined that the Amalgamation is in the best interests of VersaBank and recommends that the VersaBank Shareholders vote in favour of the Amalgamation Resolution.

“VersaBank Circular” means this management information circular, including the VersaBank Notice of Special Meeting and the Joint Disclosure Booklet, including all schedules, appendices and exhibits hereto and thereto, and all information incorporated by reference in such management information circular and the Joint Disclosure Booklet, to be sent to VersaBank Shareholders in connection with the VersaBank Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Pre-Amalgamation Agreement and the Amalgamation Agreement.

“VersaBank Common Shares” means the common shares of VersaBank.

“VersaBank Independent Committee” has the meaning given to such term under “Particulars of the Amalgamation — Recommendation of the VersaBank Independent Committee”.

“VersaBank Meeting” means the special meeting of VersaBank Shareholders, including any adjournment or postponement thereof in accordance with the terms of the Pre-Amalgamation Agreement or the Amalgamation Agreement, to be called and held in accordance with the Pre-Amalgamation Agreement and the Amalgamation Agreement to consider the Amalgamation Resolution and for any other purpose as may be set out in the VersaBank Circular and agreed to in writing by PWC.

“VersaBank Notice of Special Meeting” means the notice of special meeting of shareholders accompanying the VersaBank Circular.

“VersaBank Options” means the outstanding options to purchase VersaBank common Shares issued pursuant to the VersaBank Stock Option Plan.

“VersaBank Series 1 Preferred Shares” means the non-cumulative 5-year rate reset preferred shares, Series 1 in the capital of VersaBank.

“VersaBank Series 3 Preferred Shares” means the non-cumulative 6-year rate reset preferred shares, Series 3 in the capital of VersaBank.

“VersaBank Shareholder Approval” has the meaning given to such term under “Particulars of the Amalgamation — Required VersaBank Shareholder Approval”.

“VersaBank Shareholders” means the registered or beneficial, as applicable, holder of VersaBank Common Shares, VersaBank Series 1 Preferred Shares, and VersaBank Series 3 Preferred Shares.

“VersaBank Shares” means, collectively, VersaBank Common Shares, VersaBank Series 1 Preferred Shares, and VersaBank Series 3 Preferred Shares.

“VersaBank Stock Option Plan” means VersaBank’s Stock Option Incentive Plan dated August 16, 2013.

“VersaBank Transaction Agreements” means the Pre-Amalgamation Agreement and the Amalgamation Agreement.

APPENDIX B
AMALGAMATION RESOLUTION

RESOLVED AS A SPECIAL RESOLUTION THAT:

1.              The amalgamation (the “Amalgamation”) under the Bank Act (Canada) (the “Bank Act”) of PWC Capital Inc. (“PWC”) and VersaBank (“VersaBank”), pursuant to the amalgamation agreement (the “Amalgamation Agreement”) between PWC and VersaBank dated September 12, 2016, as amended and restated on November 15, 2016, all as more particularly described and set forth in the management information circular of VersaBank dated November 22, 2016 (the “Circular”), (as the Amalgamation may be modified or amended in accordance with its terms) is hereby authorized, approved and adopted.

2.              The Amalgamation Agreement (as it has been or may be amended, modified or supplemented in accordance with its terms and the terms of the pre-amalgamation agreement (the “Pre-Amalgamation Agreement”) among PWC and VersaBank dated September 12, 2016, as amended and restated on November 15, 2016), the full text of which is available on SEDAR under VersaBank’s profile, is hereby authorized, approved and adopted.

3.              The (i) Amalgamation Agreement, the Pre-Amalgamation Agreement and related transactions, (ii) actions of the directors of VersaBank in approving the Pre-Amalgamation Agreement and the Amalgamation Agreement, and (iii) the actions of the directors and officers of VersaBank in executing and delivering the Amalgamation Agreement and the Pre-Amalgamation Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

4.              Notwithstanding that this resolution has been passed (and the Amalgamation adopted) by the VersaBank Shareholders (as defined in the Pre-Amalgamation Agreement), the directors of VersaBank are hereby authorized and empowered, at their discretion, without notice to or approval of the VersaBank Shareholders: (i) to amend, modify or supplement the Pre-Amalgamation Agreement or the Amalgamation Agreement to the extent permitted therein; and (ii) subject to the terms of the Pre-Amalgamation Agreement, not to proceed with the Amalgamation.

5.              Any officer or director of VersaBank be and is hereby authorized for and on behalf of VersaBank to execute, under corporate seal or otherwise, and to deliver or cause to be delivered, for filing with the Minister of Finance of Canada, a joint application for letters patent of amalgamation under section 228 of the Bank Act and all such other documents and instruments as are necessary or desirable to give effect to the Amalgamation in accordance with the Pre-Amalgamation Agreement and the Amalgamation Agreement, such determination to be conclusively evidenced by the execution and delivery of such application or any such other document or instrument.

6.              Any officer or director of VersaBank is hereby authorized and directed for and on behalf of VersaBank to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

B-1

APPENDIX C
RBC FAIRNESS OPINION

RBC Dominion Securities Inc. P.O. Box 50 Royal Bank Plaza Toronto, Ontario M5J 2W7 Telephone: (416) 842-2000

September 12, 2016

The Independent Committee of the Board of Directors and the Board of Directors

VersaBank

140 Fullerton Street, Suite 2002

London, Ontario

N6A 5P2

To the Independent Committee and the Board:

RBC Dominion Securities Inc. (“RBC”), a member company of RBC Capital Markets, understands that VersaBank (“VersaBank”) and PWC Capital Inc. (“PWC”) intend to enter into an agreement to amalgamate (the “Transaction”) under the Bank Act (Canada) on the basis that holders of common shares (“VersaBank Common Shares”) of VersaBank will become holders of common shares (“Bank Common Shares”) in the amalgamated entity (the “Bank”) on a one-for-one basis and holders of common shares (“PWC Common Shares”) of PWC will receive one Bank Common Share for each 36.652 PWC Common Shares.  RBC understands that, immediately prior to the Transaction: (i) approximately $27.4 million of aggregate redemption value of 6.72% non-voting, non-participating class B preferred shares in the capital of PWC (the “PWC Class B Preferred Shares”) and approximately $61.7 million of aggregate principal amount of 9.00% unsecured notes of PWC due October 16, 2018 (the “PWC Series C Notes”) would be converted to PWC Common Shares pursuant to a plan of arrangement (the “Plan of Arrangement”); and (ii) approximately $11.6 million of aggregate principal amount of 7.50% secured indebtedness of PWC owed to 340268 Ontario Limited due December 31, 2017 (the “340268 Note”) would be converted to PWC Common Shares through a debt satisfaction agreement (the “Debt Satisfaction”).  The terms of the Transaction will be more fully described in an information circular (the “Circular”), which will be mailed to holders of VersaBank Common Shares and preferred shares (“VersaBank Preferred Shares”) of VersaBank in connection with the Transaction.

RBC also understands that a committee (the “Independent Committee”) of independent members of the board of directors (the “Board”) of VersaBank has been constituted to consider strategic alternatives of VersaBank (the “Strategic Review”) and make recommendations theron to the Board.  The Special Committee has retained RBC in connection with the Transaction to prepare and deliver to the Board and the Independent Committee RBC’s opinion (the “Fairness Opinion”) as to the fairness to VersaBank, from a financial point of view, of the Effective Consideration to be paid for the Incremental Net Assets under the Transaction (each as defined under “Approach to Fairness” below).  RBC has not prepared a valuation of VersaBank, PWC, any of their respective securities or assets, the Effective Consideration or the Incremental Net Assets and the Fairness Opinion should not be construed as such.

Engagement

The Independent Committee initially contacted RBC regarding a potential advisory assignment in respect of the Strategic Review in March 2016, and RBC was formally engaged by the Independent Committee through an agreement between the Independent Committee and RBC dated March 2,

2016 (the “March 2016 Engagement Agreement”).  The Independent Committee contacted RBC regarding a separate potential advisory assignment in respect of the Transaction in August 2016, and RBC was formally engaged by the Independent Committee through a separate agreement between the Independent Committee and RBC dated August 25, 2016 (the “Engagement Agreement”).  The terms of the Engagement Agreement provide that RBC is to be paid a fee for the preparation and delivery of the Fairness Opinion.  In addition, RBC is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified by VersaBank in certain circumstances.  RBC consents to the inclusion of the Fairness Opinion in its entirety and a summary thereof in the Circular and to the filing thereof, as necessary, by VersaBank with the securities commissions or similar regulatory authorities in each province of Canada.

Relationship With Interested Parties

Neither RBC, nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of VersaBank, PWC, or any of their respective associates or affiliates.  RBC has not been engaged to provide any financial advisory services nor has it participated in any financing involving VersaBank, PWC, or any of their respective associates or affiliates, within the past two years, other than the services provided under the March 2016 Engagement Agreement and the Engagement Agreement.

There are no understandings, agreements or commitments between RBC and VersaBank, PWC, or any of their respective associates or affiliates with respect to any future business dealings other than the March 2016 Engagement Agreement.  RBC may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for VersaBank, PWC, the Bank or any of their respective associates or affiliates.  The compensation of RBC under the Engagement Agreement does not depend in whole or in part on the conclusions reached in the Fairness Opinion or the successful outcome of the Transaction.  Royal Bank of Canada, controlling shareholder of RBC, provides banking services to VersaBank and PWC in the normal course of business.

RBC acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of VersaBank, PWC, the Bank or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation.  As an investment dealer, RBC conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to VersaBank, PWC, the Bank or the Transaction.

Credentials of RBC Capital Markets

RBC is one of Canada’s largest investment banking firms, with operations in all facets of corporate and government finance, corporate banking, mergers and acquisitions, equity and fixed income sales and trading and investment research.  RBC Capital Markets also has significant operations in the United States and internationally.  The Fairness Opinion expressed herein represents the opinion of RBC and the form and content herein have been approved for release by a committee of its directors, each of whom is experienced in merger, acquisition, divestiture and fairness opinion matters.

Scope of Review

In connection with our Fairness Opinion, we have reviewed and relied upon or carried out, among other things, the following:

1.                                      the most recent draft, dated September 12, 2016, of the pre-amalgamation agreement between PWC and VersaBank;

2.                                      the most recent draft, dated September 12, 2016, of the amalgamation agreement between PWC and VersaBank;

3.                                      the most recent draft, dated September 12, 2016, of the Plan of Arrangement of PWC;

4.                                      the most recent draft, dated September 12, 2016, of the loan agreement between PWC and 340268 Ontario Limited;

5.                                      the most recent draft, dated September 12, 2016, of the Debt Satisfaction agreement between PWC and 340268 Ontario Limited;

6.                                      the Series C Note trust indenture dated October 13, 1998 and supplemental trust indentures thereto;

7.                                      the 340268 Note loan agreement dated October 29, 2015 and amending agreement thereto;

8.                                      audited financial statements of VersaBank for each of the three fiscal years ended October 31, 2013, 2014, and 2015;

9.                                      unaudited interim reports of VersaBank for the quarters ended January 31, 2016, April 30, 2016, and July 31, 2016;

10.                               annual reports of VersaBank for each of the two fiscal years ended October 31, 2014 and 2015;

11.                               Notice of Annual and Special Meeting of Shareholders and Management Proxy Circulars of VersaBank for each of the two fiscal years ended October 31, 2014 and 2015;

12.                               annual information forms of VersaBank for each of the two fiscal years ended October 31, 2014 and 2015;

13.                               unaudited historical operating and financial information of VersaBank for each of the fiscal years ended October 31 2013, 2014, and 2015 and the nine months ended July 31, 2016;

14.                               audited financial statements of PWC for each of the three fiscal years ended October 31, 2013, 2014, and 2015;

15.                               unaudited interim reports of PWC for the quarters ended January 31, 2016, April 30, 2016, and July 31, 2016;

16.                               annual reports of PWC for each of the two fiscal years ended October 31, 2014 and 2015;

17.                               Notice of Annual and Special Meeting of Shareholders and Management Proxy Circulars of PWC for each of the two fiscal years ended October 31, 2014 and 2015;

18.                               annual information forms of PWC for each of the two fiscal years ended October 31, 2014 and 2015;

19.                               unaudited historical operating and financial information of PWC for each of the fiscal years ended October 31 2013, 2014, and 2015 and the nine months ended July 31, 2016;

20.                               unaudited projected operating and financial information of VersaBank and the Bank, prepared by management of VersaBank, for the fiscal years ending October 31, 2016 through 2021;

21.                               analysis regarding the Transaction prepared by management of PWC and VersaBank;

22.                               draft memo from KPMG entitled “PWC Capital Inc. — Proposed Transaction” in respect of the Bank’s ability to use PWC’s tax loss carryforward balances;

23.                               discussions with senior management of VersaBank and PWC;

24.                               discussions with legal counsel of VersaBank and PWC;

25.                               discussions with financial advisors of PWC;

26.                               public information relating to the business, operations, financial performance and stock trading history of VersaBank, PWC, and other selected public companies considered by us to be relevant;

27.                               public information with respect to other transactions of a comparable nature considered by us to be relevant;

28.                               public information regarding the Canadian banking industry;

29.                               representations contained in certificates addressed to us, dated as of the date hereof, from senior officers of VersaBank and PWC as to the completeness and accuracy of the information upon which the Fairness Opinion is based; and

30.                               such other corporate, industry and financial market information, investigations and analyses as RBC considered necessary or appropriate in the circumstances.

RBC has not, to the best of its knowledge, been denied access by VersaBank to any information requested by RBC.

Assumptions and Limitations

With the Independent Committee’s and the Board’s approval and as provided for in the Engagement Agreement, RBC has relied upon the completeness, accuracy and fair presentation of all of the financial (including, without limitation, the financial statements of VersaBank and PWC) and other information, data, advice, opinions or representations obtained by it from public sources, senior management of VersaBank, PWC and their consultants and advisors (collectively, the “VersaBank Information” as it relates to VersaBank and the “PWC Information” as it relates to PWC).  The Fairness Opinion is conditional upon such completeness, accuracy and fair presentation of such VersaBank Information and PWC Information.  Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of VersaBank Information or PWC Information.

Senior officers of VersaBank have represented to RBC in certificates delivered as of the date hereof, among other things, that (i) VersaBank Information (as defined above) provided orally by, or in the presence of, an officer or employee of VersaBank or in writing by VersaBank or any of its subsidiaries or their respective agents to RBC for the purpose of preparing the Fairness Opinion was, at the date VersaBank Information was provided to RBC, and is complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of VersaBank, its subsidiaries or the Transaction and did not and does not omit to state a material fact in respect of VersaBank, its subsidiaries or the Transaction necessary to make VersaBank Information or any statement contained therein not misleading in light of the circumstances under which VersaBank Information was provided or any statement was made; and that (ii) since the dates on which VersaBank Information was provided to RBC, except as disclosed in writing to RBC, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of VersaBank or any of its subsidiaries and no material change has occurred in VersaBank Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Fairness Opinion.

Senior officers of PWC have represented to RBC in certificates delivered as of the date hereof, among other things, that (i) the PWC Information (as defined above) provided orally by, or in the presence of, an officer or employee of PWC or in writing by PWC or any of its subsidiaries or their respective agents to RBC for the purpose of preparing the Fairness Opinion was, at the date the PWC Information was provided to RBC, and is complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of PWC, its subsidiaries or the Transaction and did not and does not omit to state a material fact in respect of PWC, its subsidiaries or the Transaction necessary to make the PWC Information or any statement contained therein not misleading in light of the circumstances under which the PWC Information was provided or any statement was made; and that (ii) since the dates on which the PWC Information was provided to RBC, except as disclosed in writing to RBC, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of PWC or any of its subsidiaries and no material change has occurred in the PWC Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Fairness Opinion.

In preparing the Fairness Opinion, RBC has made several assumptions, including that all of the conditions required to implement the Transaction will be met.

The Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the condition and prospects, financial and otherwise, of VersaBank, PWC, and their respective subsidiaries and affiliates, as they were reflected in VersaBank Information and PWC Information and as they have been represented to RBC in discussions with management of VersaBank and PWC.  In its analyses and in preparing the Fairness Opinion, RBC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC or any party involved in the Transaction.

The Fairness Opinion has been provided for the use of the Independent Committee and the Board and may not be used by any other person or relied upon by any other person other than the Independent Committee and the Board without the express prior written consent of RBC.  The Fairness Opinion is given as of the date hereof and RBC disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to RBC’s attention after the date hereof.  Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, RBC reserves the right to change, modify or withdraw the Fairness Opinion.

RBC believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Fairness Opinion.  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.  Any attempt to do so could lead to undue emphasis on any particular factor or analysis.  The Fairness Opinion is not to be construed as a recommendation to any holder of VersaBank Common Shares or VersaBank Preferred Shares as to whether to vote in favour of the Transaction.

Fairness Analysis

Approach to Fairness

In assessing the Transaction, RBC considered the effective consideration paid under the Transaction (the “Effective Consideration”) to be the number of Bank Common Shares to be issued to holders of PWC Common Shares under the Transaction in the aggregate, less the number of VersaBank Common Shares owned directly or indirectly by PWC which will be cancelled upon completion of the Transaction.  RBC also considered the net assets to be acquired under the Transaction (the “Incremental Net Assets”) to be the assets and liabilities of PWC giving effect to completion of the Transaction, other than VersaBank Common Shares owned directly or indirectly by PWC.

In considering the fairness to VersaBank, from a financial point of view, of the Effective Consideration to be paid for the Incremental Net Assets under the Transaction, RBC principally considered and relied upon the following approaches: (i) a comparison of the Effective Consideration to be paid under the Transaction to a sum of the parts analysis of the Incremental Net Assets; and (ii) an analysis of the pro forma financial impact of the Transaction on VersaBank.

Fairness Conclusion

Based upon and subject to the foregoing, RBC is of the opinion that, as of the date hereof, the Effective Consideration to be paid for the Incremental Net Assets under the Transaction is fair from a financial point of view to VersaBank.

Yours very truly,

RBC DOMINION SECURITIES INC.

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